UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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M&T BANK CORPORATION
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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M&T BANK CORPORATION

One M&T Plaza

Buffalo, New York 14203

Notice of 2013 Annual Meeting of Shareholders

and

Proxy Statement

M&T BANK CORPORATION

One M&T Plaza

Buffalo, New York 14203

March 6, 2013

Dear Shareholder,

You are cordially invited to attend the 2013 Annual Meeting of Shareholders of M&T Bank Corporation. Our annual meeting will be held on the 10th floor of One M&T Plaza in Buffalo, New York, on Tuesday, April 16, 2013, at 11:00 a.m.

Shareholders will be asked to:

1.	elect 15 directors;

2.	consider the approval of the M&T Bank Corporation Employee Stock Purchase Plan;

3.	approve the compensation of M&T Bank Corporation’s Named Executive Officers;

4.	recommend the frequency of future advisory votes on the compensation of M&T Bank Corporation’s Named Executive Officers; and

5.	ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2013.

Information about these matters can be found in the attached Proxy Statement.

Whether or not you presently plan to attend the meeting, please indicate your vote by using the enclosed proxy card or by voting by telephone or the Internet. You may withdraw your proxy if you attend the meeting and wish to vote in person.

We urge you to vote for the election of all 15 nominees, to approve the M&T Bank Corporation Employee Stock Purchase Plan, to approve the compensation of M&T Bank Corporation’s Named Executive Officers, to approve an annual frequency for future advisory votes on the compensation of M&T Bank Corporation’s Named Executive Officers, and to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T Bank Corporation.

/s/ ROBERT G. WILMERS

Chairman of the Board and

Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 16, 2013

The Proxy Statement and 2012 Annual Report of M&T Bank Corporation are available at http://ir.mandtbank.com/proxy.cfm.

YOUR VOTE IS IMPORTANT

It is important that your shares be represented and voted at the Annual Meeting of Shareholders. Shareholders whose shares are held in registered form have a choice of using a traditional proxy card or voting by telephone or the Internet, as described on your proxy card. Shareholders whose shares are held in the name of a broker, bank or other intermediary must vote using the form of proxy sent by the broker, bank or other intermediary. New York Stock Exchange (“NYSE”) rules do not permit brokers to vote uninstructed shares for the election of directors, on the M&T Bank Corporation Employee Stock Purchase Plan or on executive compensation matters unless they have received instructions from the beneficial owner. M&T Bank Corporation therefore encourages shareholders whose shares are held in the name of a broker, bank or other intermediary to direct their vote for all of the agenda items using the form of proxy sent by the broker, bank or other intermediary. Check your proxy card or the information forwarded by your broker, bank or other intermediary to see which options are available to you. Any shareholder present at the meeting may withdraw his or her proxy and vote personally on any matter properly brought before the meeting.

DISCONTINUE MULTIPLE MAILINGS

If you are a shareholder of record and have more than one account in your name or at the same address as other shareholders of record, you may authorize M&T Bank Corporation to discontinue mailings of multiple annual reports and proxy statements. To discontinue multiple mailings, or to reinstate multiple mailings, please either mail your request to M&T Bank Corporation, Attention: Shareholder Relations, One M&T Plaza, Buffalo, New York 14203, or send your request to Shareholder Relations via electronic mail at ir@mtb.com.

M&T BANK CORPORATION

One M&T Plaza

Buffalo, New York 14203

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	11:00 a.m., local time, on Tuesday, April 16, 2013.

PLACE	One M&T Plaza 10th Floor Buffalo, NY 14203

ITEMS OF BUSINESS	(1) To elect 15 directors for a term of one year and until their successors have been elected and qualified.

(2) To approve the M&T Bank Corporation Employee Stock Purchase Plan.

(3) To approve the compensation of M&T Bank Corporation’s Named Executive Officers.

(4) To recommend the frequency of future advisory votes on the compensation of M&T Bank Corporation’s Named Executive Officers.

(5) To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T Bank Corporation for the year ending December 31, 2013.

(6) To transact such other business as may properly come before the meeting and any adjournments thereof.

RECORD DATE	Holders of the Common Stock of record at 5:00 p.m., Eastern Standard Time, on February 28, 2013 are entitled to vote at the meeting.

VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by proxy by using one of the following methods: mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope furnished for that purpose, or vote by telephone or the Internet using the instructions on the enclosed proxy card. Any proxy may be revoked in the manner described in the accompanying Proxy Statement at any time prior to its exercise at the Annual Meeting of Shareholders. Any shareholder present at the meeting may withdraw his or her proxy and vote personally on any matter properly brought before the meeting.

March 6, 2013

/s/ MARIE KING

Corporate Secretary

Table of Contents

Page

INTRODUCTION	1

VOTING RIGHTS	1

PRINCIPAL BENEFICIAL OWNERS OF SHARES	3

ELECTION OF DIRECTORS	5

NOMINEES FOR DIRECTOR	5

PROPOSAL TO APPROVE THE M&T BANK CORPORATION EMPLOYEE STOCK PURCHASE PLAN	10
Reasons for the Employee Stock Purchase Plan	10
Description of the Employee Stock Purchase Plan	10
Qualification under Section 423 of the Internal Revenue Code	10
Shares Subject to the Employee Stock Purchase Plan	10
Administration	10
Amendment and Termination	11
Eligibility and Participation	11
Option Periods	11
Payment for Common Stock	11
Purchases of Common Stock	12
Delivery of Shares of Common Stock	12
Fees and Expenses	12
Summary of Certain Federal Income Tax Consequences	12
Tax Consequences if the Employee Stock Purchase Plan is not Approved by M&T Bank Corporation’s Shareholders	13
Other Considerations	13
Accounting Treatment	13

ADVISORY (NON-BINDING) PROPOSAL TO APPROVE THE COMPENSATION OF M&T BANK CORPORATION’S NAMED EXECUTIVE OFFICERS	14

ADVISORY (NON-BINDING) PROPOSAL TO RECOMMEND THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF M&T BANK CORPORATION’S NAMED EXECUTIVE OFFICERS	14

PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSE- COOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF M&T BANK CORPORATION	15
Audit Fees	15
Audit-Related Fees	15
Tax Fees	15
All Other Fees	15
Policy on Audit and Risk Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm	16

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M&T BANK CORPORATION

PROXY STATEMENT

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of M&T Bank Corporation of proxies in the accompanying form for use at the 2013 Annual Meeting of Shareholders or any adjournment or adjournments thereof.

The Annual Meeting of Shareholders of M&T Bank Corporation will be held on the 10th floor of One M&T Plaza in Buffalo, New York, on Tuesday, April 16, 2013, at 11:00 a.m., local time. M&T Bank Corporation’s mailing address is One M&T Plaza, Buffalo, New York 14203, and its telephone number is (716) 842-5138.

This Proxy Statement and the accompanying form of proxy are first being sent to common shareholders of record on or about March 6, 2013. A copy of M&T Bank Corporation’s Annual Report for 2012, including financial statements, has either previously been delivered or accompanies this Proxy Statement, but is not part of the proxy solicitation materials.

VOTING RIGHTS

Common shareholders of record at 5:00 p.m., Eastern Standard Time, on February 28, 2013 are entitled to vote at the Annual Meeting. At that time, M&T Bank Corporation had outstanding 128,736,786 shares of common stock, $0.50 par value per share (“Common Stock”). Each share of Common Stock is entitled to one vote. Shares may not be voted at the meeting unless the owner is present or represented by proxy. A shareholder can be represented through the return of a physical proxy or by utilizing the telephone or Internet voting procedures. The telephone and Internet voting procedures are designed to authenticate shareholders by use of a control number and allow shareholders to confirm that their instructions have been properly recorded. The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. A shareholder giving a proxy may revoke it at any time before it is exercised by giving written notice of such revocation or by delivering a later dated proxy, in either case, to Marie King, Corporate Secretary, at the address set forth above, or by the vote of the shareholder in person at the Annual Meeting.

Proxies will be voted in accordance with the shareholder’s direction, if any. Unless otherwise directed, proxies will be voted in favor of the election as directors of the persons named under the caption “NOMINEES FOR DIRECTOR,” in favor of the approval of the M&T Bank Corporation Employee Stock Purchase Plan (“Employee Stock Purchase Plan”), in favor of approving the compensation of M&T Bank Corporation’s Named Executive Officers, in favor of an annual vote on the compensation of M&T Bank Corporation’s Named Executive Officers and in favor of ratifying the appointment of Pricewaterhouse- Coopers LLP as the independent registered public accounting firm of M&T Bank Corporation for the year ending December 31, 2013.

The presence in person or by proxy of the holders of a majority of the outstanding Common Stock will constitute a quorum for the transaction of business at the meeting. Broker non-votes will be counted as being present or represented at the meeting for purposes of establishing a quorum, but, under NYSE rules, brokers will not be permitted to vote in the election of directors, on the M&T Bank Corporation Employee Stock Purchase Plan, on the advisory vote to approve the compensation of M&T Bank Corporation’s Named Executive

Officers or on the frequency of future advisory votes on the compensation of M&T Bank Corporation’s Named Executive Officers unless specific voting instructions are provided to the broker. M&T Bank Corporation therefore encourages shareholders or other beneficial owners of shares whose shares are held in the name of a broker, bank or other intermediary to direct their vote for all agenda items on the form of proxy sent by the broker, bank or other intermediary.

Under M&T Bank Corporation’s Amended and Restated Bylaws, in an uncontested election, the affirmative vote of a majority of the votes cast in favor or against the election of a nominee is required for the election of such nominee as a director, assuming a quorum is present or represented at the meeting. If an incumbent director in an uncontested election does not receive a majority of the votes cast in favor or against such director, that director would be required to tender his or her resignation to the Board of Directors for consideration in accordance with the Amended and Restated Bylaws.

The affirmative vote of a majority of the votes cast in favor or against the approval of the Employee Stock Purchase Plan, the compensation of M&T Bank Corporation’s

Named Executive Officers (although this vote is non-binding as explained in more detail on page 14 of this Proxy Statement) and the ratification of the appointment of Pricewater- houseCoopers LLP as the independent registered public accounting firm of M&T Bank Corporation for the year ending December 31, 2013, is required to approve each such proposal. An abstention will not constitute a vote cast and therefore will not affect the outcome of the vote on the election of directors, the approval of the Employee Stock Purchase Plan, the advisory vote to approve the compensation of M&T Bank Corporation’s Named Executive Officers, the frequency of future advisory votes on the compensation of M&T Bank Corporation’s Named Executive Officers or the ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T Bank Corporation. Broker non-votes will not constitute votes cast on the election of directors, the approval of the Employee Stock Purchase Plan, the approval of the compensation of M&T Bank Corporation’s Named Executive Officers or the frequency of future advisory votes on the compensation of M&T Bank Corporation’s Named Executive Officers, and therefore will have no effect on the outcome of any of these votes.

PRINCIPAL BENEFICIAL OWNERS OF SHARES

The following table sets forth certain information with respect to all persons or groups known by M&T Bank Corporation to be the beneficial owners of more than 5% of its outstanding Common Stock as of February 28, 2013.

Name and address of beneficial owner		Amount and Nature of Beneficial Ownership		Percent of class
Robert G. Wilmers and others:
R.I. REM Investments S.A.	Eskildsen & Eskildsen Calle 50 102 Edifico Universal Planta Baja Panama	4,513,200		3.51%

Interlaken Foundation	2214 Massachusetts Ave., N.W. Washington, D.C. 20008	210,924		less than 1%

St. Simon Charitable Foundation	2214 Massachusetts Ave., N.W. Washington, D.C. 20008	248,664		less than 1%

Roche Foundation	One M&T Plaza, 19th floor Buffalo, NY 14203	78,532		less than 1%

West Ferry Foundation	One M&T Plaza, 19th floor Buffalo, NY 14203	141,825		less than 1%

Elisabeth Roche Wilmers	One M&T Plaza, 19th floor Buffalo, NY 14203	461,273		less than 1%

Robert G. Wilmers	One M&T Plaza, 19th floor Buffalo, NY 14203	4,242,814		3.30%

Group Total		9,217,287	(1)	7.16%

FMR LLC	82 Devonshire Street Boston, MA 02109	7,946,597	(2)	6.17%

BlackRock, Inc.	40 East 52nd Street New York, NY 10022	7,203,301	(3)	5.60%

Wellington Management Company, LLP	280 Congress Street Boston, MA 02210	6,564,622	(4)	5.10%

(1)

The members of this group have jointly filed with the U.S. Securities and Exchange Commission (“SEC”) a Schedule 13D, as amended, indicating that they constitute a “group” as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Each member of the group has indicated in such amended Schedule 13D or otherwise advised M&T Bank Corporation that such member has sole voting and dispositive power with respect to the shares indicated opposite such member’s name in the table. Robert G. Wilmers, chairman of the board and chief executive officer of M&T Bank Corporation, is the trustee of the West Ferry Foundation, a charitable trust formed by him, and, as trustee, holds sole voting and dispositive power over the shares which it owns. Mr. Wilmers is also the sole director and president of the Roche Foundation, and holds sole voting and dispositive power over the shares owned by it. He is a director and president of the Interlaken Foundation and the St. Simon Charitable Foundation, and holds voting and dispositive power over the shares owned by each of them. As to Mr. Wilmers, the shares indicated in the table as being owned by him include the shares owned by the Interlaken Foundation, the West Ferry Foundation, the Roche Foundation, and the St. Simon Charitable Foundation, and 400,000 shares owned by a limited liability company of which he is the sole member. See also the footnotes applicable to Mr. Wilmers in the table set forth under the caption “STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS.”

(2)	FMR LLC (“FMR”) filed a Schedule 13G with the SEC on February 14, 2013 reporting that it is deemed to be the beneficial owner of in excess of 5% of the outstanding shares of Common Stock. FMR reported that it has sole voting power with respect to 541,799 of the indicated shares and sole dispositive power with respect to all 7,946,597 of the indicated shares.
(3)	Blackrock, Inc. (“BlackRock”) filed an amended Schedule 13G with the SEC on February 11, 2013 reporting that it is deemed to be the beneficial owner of in excess of 5% of the outstanding shares of Common Stock. BlackRock reported that it has sole voting and dispositive power with respect to all 7,203,301 of the indicated shares, which includes shares beneficially owned by certain subsidiaries of BlackRock.
(4)	Wellington Management Company, LLP (“Wellington Management”) filed an amended Schedule 13G with the SEC on February 14, 2013 reporting that it is deemed to be the beneficial owner of in excess of 5% of the outstanding shares of Common Stock. Wellington Management reported that it has shared voting power with respect to 3,183,057 of the indicated shares and shared dispositive power with respect to all 6,564,622 of the indicated shares.

M&T Bank Corporation is the sponsor of various employee benefit plans that hold an aggregate of 4,280,072 shares of Common Stock as of February 28, 2013. Its principal banking subsidiary, Manufacturers and Traders Trust Company (“M&T Bank”), has sole voting authority over 1,227,923 of these shares. The remaining 3,052,149 shares of Common Stock are voted by the trustee of the applicable employee benefit plan pursuant to the instructions of the participants in accordance with the terms of each such plan. Certain of the directors and executive officers of M&T Bank Corporation hold indirect beneficial interests in the holdings of these employee benefit plans. See also footnotes (2) and (6) in the table set forth under the caption “STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS.”

ELECTION OF DIRECTORS

The following 15 persons have been recommended by the Board of Directors for election as directors of M&T Bank Corporation, to hold office until the 2014 Annual Meeting of Shareholders and until their successors have been elected and qualified. Each of the nominees listed below was elected at the 2012 Annual Meeting of Shareholders, except for John D. Hawke, Jr., who was appointed to the Board of Directors of M&T Bank Corporation effective June 8, 2012.

If any nominee for any reason should become unavailable for election or if a vacancy should occur before the election (which events are not expected), it is intended that the shares represented by the proxies will be voted for such other person, if any, as the Nomination, Compensation and Governance Committee shall designate.

The principal occupation and current public company directorships, as well as public company directorships held at any time during the past five years, of each of the nominees is listed below. The information with respect to the nominees is as of February 28, 2013, and includes each nominee’s affiliations with M&T Bank Corporation’s subsidiary banks, M&T Bank and Wilmington Trust, National Association, which was formerly known as M&T Bank, National Association (“Wilmington Trust, N.A.”), and with M&T Bank’s principal operating subsidiaries.

NOMINEES FOR DIRECTOR

BRENT D. BAIRD is 74, is a member and the chair of the Nomination, Compensation and Governance Committee, is a member of the Executive Committee and has been a director since 1983.

Mr. Baird has been a private investor since prior to 2006. He is a director of M&T Bank and a member of its Executive and Trust and Investment Committees. Mr. Baird is a director of M&T Financial Corporation and a member of M&T Bank’s Directors Advisory

Council-New York City/Long Island Division. He was formerly a director of Todd Shipyards Corporation.

The Nomination, Compensation and Governance Committee considered these qualifications, in addition to his investment management expertise, stature in the local community and experience with the organization in making the determination that Mr. Baird should be a nominee for director of M&T Bank Corporation.

C. ANGELA BONTEMPO is 72, is a member and the chair of the Audit and Risk Committee and has been a director since 1991.

Ms. Bontempo is the former president and chief executive officer and a former director of Saint Vincent Health System, located in Erie, Pennsylvania, all roles she held since prior to 2006. From 1998 to June 2001, she was president and chief executive officer of Bryant & Stratton College, a system of proprietary colleges headquartered in Buffalo, New York. From 1994 through 1998, Ms. Bontempo served as senior vice president and executive director of the Roswell Park Cancer Institute. She is a director of M&T Bank and a member and the chair of its Examining Committee. Ms. Bontempo is a director of iPorta Corporation, Toronto, On., Canada. She serves as a consultant to Ciminelli Properties, LLC and also a consultant to Community Health System of Tennessee.

The Nomination, Compensation and Governance Committee considered these qualifications, in addition to her financial expertise, stature in the local community and experience with the organization in making the determination that Ms. Bontempo should be a nominee for director of M&T Bank Corporation.

ROBERT T. BRADY is 72, is a member of the Nomination, Compensation and Governance Committee and has been a director since 1994.

Mr. Brady was, from 1996 until 2011, chairman of the board of directors and chief executive officer of Moog Inc., a worldwide manufacturer of control systems and components for aircraft, satellites, automated machinery and medical equipment. He now serves as Moog’s executive chairman. Mr. Brady is a director of M&T Bank. He is a director of National Fuel Gas Company and Astronics Corporation. Mr. Brady is also a director of the Buffalo Niagara Partnership, a director of the Albright-Knox Art Gallery and serves on the University at Buffalo Council. Mr. Brady also served as a director of Seneca Foods Corporation until 2011.

The Nomination, Compensation and Governance Committee considered these qualifications, in addition to his significant public company managerial experience, stature in the local community and tenure with the organization in making the determination that Mr. Brady should be a nominee for director of M&T Bank Corporation.

T. JEFFERSON CUNNINGHAM III is 70, is a member of the Risk Committee and has been a director since 2001.

Mr. Cunningham is a director of M&T Bank, was a member of its Community Reinvestment Act Committee and is a member and the chairman of M&T Bank’s Directors Advisory Council-Hudson Valley Division. He assumed these positions with M&T Bank Corporation and M&T Bank upon M&T Bank Corporation’s acquisition of Premier National Bancorp, Inc. (“Premier”) on February 9, 2001. In 2011, Mr. Cunningham also became a member of M&T Bank’s Trust and Investment Committee. From 1994 through February 9, 2001, he served as chairman of the board and chief executive officer of Premier and its bank subsidiary, Premier National Bank, and of Premier’s predecessor, Hudson Chartered Bancorp, Inc. Mr. Cunningham is, and has been since prior to

2006, chairman and chief executive officer of Magnolia Capital Management, Ltd., a registered investment adviser. He is also a trustee of Boscobel Restoration, Inc., a trustee of Open Space Institute and an advisory director of the Hudson River Valley Greenway Communities Council.

The Nomination, Compensation and Governance Committee considered these qualifications, in addition to his significant experience in the financial services industry, including his prior service as a chief executive officer, and his experience with the organization in making the determination that Mr. Cunningham should be a nominee for director of M&T Bank Corporation.

MARK J. CZARNECKI is 57 and has been a director since 2007. He is president of M&T Bank Corporation.

Mr. Czarnecki is the president and a director of M&T Bank, and is chairman of its Trust and Investment Committee. Prior to his appointment as the president of M&T Bank Corporation and M&T Bank on January 1, 2007, he served as an executive vice president of M&T Bank Corporation and M&T Bank and was in charge of the M&T Investment Group and M&T Bank’s retail banking network. Mr. Czarnecki is the chairman of the board, president and chief executive officer of Wilmington Trust, N.A. and a member of its Trust and Investment Committee, and also serves as a director and officer of a number of principal subsidiaries of M&T Bank. Mr. Czarnecki joined M&T Bank in 1977 in the branch banking system and has served in a number of executive and management positions. He serves as chairman of the board of trustees of M&T Bank’s partner school, Westminster Community Charter School, is a vice chairman of the University at Buffalo Council and a director of the Buffalo Niagara Partnership.

The Nomination, Compensation and Governance Committee considered these qualifications, in addition to his current position and experience with the organization in making the determination that Mr. Czarnecki should be a nominee for director of M&T Bank Corporation.

GARY N. GEISEL is 64, is a member of the Nomination, Compensation and Governance Committee and the Risk Committee and has been a director since 2009.

Mr. Geisel is a director of M&T Bank and the chairman and a member of M&T Bank’s Directors Advisory Council-Baltimore- Washington Division. He was the chairman of the board and chief executive officer of Provident Bankshares Corporation (“Provident”) and Provident Bank from April 2003 until M&T Bank Corporation’s acquisition of Provident on May 23, 2009. Before becoming chairman and chief executive officer, Mr. Geisel was president and chief operating officer of Provident and Provident Bank from January 2001 until April 2003. He was also a director of Provident and Provident Bank from 2001 until the acquisition on May 23, 2009. Mr. Geisel is a member of the boards of directors of St. Agnes Hospital and Goodwill Industries of the Chesapeake, Inc. He is the Chairman of St. Agnes Hospital.

The Nomination, Compensation and Governance Committee considered these qualifications, in addition to his significant experience in the financial services industry, including his prior service as a chief executive officer, and stature in the local community in making the determination that Mr. Geisel should be a nominee for director of M&T Bank Corporation.

JOHN D. HAWKE, JR. is 79, is a member and the chair of the Risk Committee and has been a director since 2012.

Mr. Hawke is a partner with the Washington, D.C. based law firm of Arnold & Porter, LLP, where he previously served as chair of the firm and established one of the nation’s premier financial services practices. He also has extensive experience in the financial regulation in the public sector, having served as the Comptroller of the Currency for six years, a member of the Board of Directors of the Federal Deposit Insurance Corporation, Under Secretary of the Treasury for Domestic Finance, and as General Counsel to the Board of Governors of the Federal Reserve System. He is also a director of M&T Bank.

The Nomination, Compensation and Governance Committee considered these qualifications, in addition to his significant experience in bank regulatory matters in making the determination that Mr. Hawke should be a nominee for director of M&T Bank Corporation.

PATRICK W.E. HODGSON is 72, is a member of the Executive Committee and the Audit and Risk Committee and has been a director since 1987.

Mr. Hodgson is, and has been since prior to 2006, president of Cinnamon Investments Limited, a private investment company with securities holdings. He is a director and a member of the Executive, Examining and Trust and Investment Committees of M&T Bank. Mr. Hodgson was the chairman of Todd Shipyards Corporation from 1993 to 2011 and is a director of EGI Financial Holdings Inc.

The Nomination, Compensation and Governance Committee considered these qualifications, in addition to his financial expertise, public company managerial experience and his experience with the organization in making the determination that Mr. Hodgson should be a nominee for director of M&T Bank Corporation.

RICHARD G. KING is 68, is a member of the Audit and Risk Committee and has been a director since 2000.

Mr. King is chairman of the executive committee of Utz Quality Foods, Inc., a manufacturer and distributor of salted snack foods located in Hanover, Pennsylvania. He formerly served as president and chief operating officer of Utz from January 1996 until December 2007. Mr. King is a director of M&T Bank and a member of its Examining and

Trust and Investment Committees. He had served as a director of Keystone Financial Inc. (“Keystone”) from 1997, and as director of Keystone Financial Bank, N.A. from 1999, through M&T Bank Corporation’s acquisition of Keystone Financial Inc. in 2001. Mr. King is also a director of High Industries, Inc., Hanover Shoe Farms, Inc. and WITF, Inc.

The Nomination, Compensation and Governance Committee considered these qualifications, in addition to his significant management experience and experience with the organization in making the determination that Mr. King should be a nominee for director of M&T Bank Corporation.

JORGE G. PEREIRA is 79 and has been a director since 1982. He is a vice chairman of the board of M&T Bank Corporation.

Mr. Pereira has been a private investor since prior to 2006. He is a vice chairman of the board and a director of M&T Bank. Mr. Pereira also serves as the “lead independent director” of M&T Bank Corporation and has been designated as the presiding director of the non-management directors of M&T Bank Corporation when they meet in executive sessions.

The Nomination, Compensation and Governance Committee considered his significant international experience in the financial services industry and experience with the organization in making the determination that Mr. Pereira should be a nominee for director of M&T Bank Corporation.

MICHAEL P. PINTO is 57 and has been a director since 2003. He is a vice chairman of the board of M&T Bank Corporation.

Mr. Pinto is a vice chairman and a director of M&T Bank, chairman and chief executive officer of M&T Bank’s Mid-Atlantic Division, and executive vice president and a director of Wilmington Trust, N.A. He is also a member of the Trust and Investment Committee of Wilmington Trust, N.A. and a director or officer of a number of subsidiaries of M&T

Bank. Mr. Pinto joined M&T Bank in 1985 as an executive associate and has served in a number of executive positions, including as chief financial officer. He is a member of the board of trustees of Mercy Health Services, Inc., the board of directors of the Baltimore Symphony Orchestra and the Baltimore Community Foundation.

The Nomination, Compensation and Governance Committee considered these qualifications, in addition to his prior service as chief financial officer, current position and experience with the organization in making the determination that Mr. Pinto should be a nominee for director of M&T Bank Corporation.

MELINDA R. RICH is 55 and has been a director since 2009.

Mrs. Rich is a director of M&T Bank and past chair of its Community Reinvestment Act Committee. She serves on the Board of Directors for, and has been since July 2006, vice chairman of Rich Products Corporation, a privately owned frozen food manufacturer headquartered in Buffalo, New York. Mrs. Rich is chairperson of Rich Products Corporation’s finance and audit committee and a member of Rich Products Corporation’s executive committee. She is also the president of Rich Entertainment Group, which consists of various businesses in the sports, entertainment and restaurant industries. Mrs. Rich is also a director of several other entities within the Rich Products Corporation family of companies. She is a former director of Wm. Wrigley, Jr. Company, having served in such capacity from January 1999 through October 2008, and she was chair of its corporate governance committee from March 2005 through October 2008. Mrs. Rich is currently a director of Cleveland Clinic’s Wellness Institute Leadership Council and Cleveland Clinic Innovations Board of Regents. She is a director of several charitable foundations including The Culinary Institute of America, Rich Family Foundation, DreamCatcher Foundation, Inc.

and Cleveland Rock and Roll, Inc./Rock and Roll Hall of Fame & Museum.

The Nomination, Compensation and Governance Committee considered these qualifications, in addition to her significant management experience, stature in the local community in making the determination that Mrs. Rich should be a nominee for director of M&T Bank Corporation.

ROBERT E. SADLER, JR. is 67, is a member of the Risk Committee and has been a director since 1999.

Mr. Sadler is a director of M&T Bank and a member of its Trust and Investment Committee. He is a former vice chairman of the board of M&T Bank Corporation and M&T Bank. Mr. Sadler joined M&T Bank in 1983 and served in a number of executive positions until his retirement in June 2010, after which he continued as a consultant. From June 21, 2005 to January 1, 2007, he also served as president and chief executive officer of M&T Bank Corporation and M&T Bank. Mr. Sadler serves as a director of Gibraltar Industries, Inc., Delaware North Companies and Security Mutual Life Insurance Company of New York.

The Nomination, Compensation and Governance Committee considered these qualifications, in addition to his prior service as chief executive officer and experience with the organization in making the determination that Mr. Sadler should be a nominee for director of M&T Bank Corporation.

HERBERT L. WASHINGTON is 62, is a member of the Audit and Risk Committee and has been a director since 1996.

Mr. Washington is, and has been since prior to 2006, president of H.L.W. Fast Track, Inc., the owner and operator of twenty-four McDonald’s Restaurants located in Ohio and Pennsylvania. Mr. Washington is a director and a member of the Examining Committee of M&T Bank.

The Nomination, Compensation and Governance Committee considered these qualifications, in addition to his significant management experience and experience with the organization in making the determination that Mr. Washington should be a nominee for director of M&T Bank Corporation.

ROBERT G. WILMERS is 78 and has been a director since 1982. He is the chairman of the board and chief executive officer of M&T Bank Corporation, and is the chairman of its Executive Committee.

Mr. Wilmers is the chairman of the board and chief executive officer of M&T Bank, chairman of its Executive Committee and a member of its Trust and Investment Committee.

The Nomination, Compensation and Governance Committee considered these qualifications, in addition to his current position and experience with the organization in making the determination that Mr. Wilmers should be a nominee for director of M&T Bank Corporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL 15 NOMINEES.

The voting requirements with respect to the election of directors are specified under the caption “VOTING RIGHTS.”

PROPOSAL TO APPROVE THE M&T BANK CORPORATION EMPLOYEE STOCK PURCHASE PLAN

On November 20, 2012, the Board of Directors M&T Bank Corporation unanimously approved the Employee Stock Purchase Plan, subject to shareholder approval solicited hereby, and authorized its submission to shareholders for approval at the 2013 Annual Meeting of Shareholders. Shareholder approval is being sought to satisfy certain requirements of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), relating to the qualification of the Employee Stock Purchase Plan under Section 423 of the Internal Revenue Code (“Code Section 423”). A copy of the Employee Stock Purchase Plan is attached to this Proxy Statement as Appendix A.

Reasons for the Employee Stock Purchase Plan. The Board of Directors of M&T Bank Corporation and management believe that the Employee Stock Purchase Plan will provide eligible employees with an opportunity to purchase shares of Common Stock through accumulated voluntary payroll deductions at a discount to the market value of the Common Stock, thereby encouraging their participation in the ownership of M&T Bank Corporation and providing an incentive for them to promote the continued success of M&T Bank Corporation. In addition, they also believe that it will enhance M&T Bank Corporation’s ability to attract and retain qualified employees. They further believe that it is in the best interests of M&T Bank Corporation and its shareholders to recognize the contributions of its employees in the success of M&T Bank Corporation by providing an incentive to the continued service of such employees.

M&T Bank Corporation’s executive officers are ineligible to participate in the Employee Stock Purchase Plan pursuant to the terms thereof. Also excluded are certain other members of senior management, certain temporary employees and employees under 18 years of age.

Description of the Employee Stock Purchase Plan. The following summary is a brief description of the significant provisions of the Employee Stock Purchase Plan and does not purport to be a complete statement of the terms and conditions of the Employee Stock Purchase Plan. Each shareholder is urged to review the Employee Stock Purchase Plan in its entirety.

Qualification under Section 423 of the Internal Revenue Code. The Employee Stock Purchase Plan is intended to be an “employee stock purchase plan” within the meaning of Code Section 423. Generally, under Code Section 423, participants in the Employee Stock Purchase Plan will be treated as having been granted an option to buy Common Stock at a specified option price on the offering date for any option period in which he or she participates.

Shares Subject to the Employee Stock Purchase Plan. The Employee Stock Purchase Plan provides for the issuance of a maximum of 2,500,000 shares of Common Stock, subject to certain antidilution and capital adjustment provisions. M&T Bank Corporation intends to acquire Common Stock in the open market to fulfill its obligations under the Employee Stock Purchase Plan.

Administration. The Employee Stock Purchase Plan is administered by the Nomination, Compensation and Governance Committee of the Board of Directors of M&T Bank Corporation. The Nomination, Compensation and Governance Committee will have full authority to adopt such rules and procedures that are consistent with Code Section 423 as it may deem necessary for proper plan administration and to interpret the provisions of the Employee Stock Purchase Plan.

The Nomination, Compensation and Governance Committee may delegate administrative tasks under the Employee Stock Purchase Plan to any other persons or entities. In connection therewith, Fidelity Investments has initially been retained to be the record keeper of the Employee Stock Purchase Plan and to establish brokerage accounts on behalf of each participant to hold shares of Common Stock purchased by participants under the Employee Stock Purchase Plan.

Amendment and Termination. The Board of Directors of M&T Bank Corporation may amend or terminate the Employee Stock Purchase Plan in any respect at any time, except that shareholder and/or participant approval may be required for certain types of amendments.

Eligibility and Participation. All employees of M&T Bank Corporation and its participating affiliates are eligible to participate in the Employee Stock Purchase Plan, except for executive officers, certain other members of senior management, certain temporary employees and employees under 18 years of age.

Participation in the Employee Stock Purchase Plan is voluntary. Eligible employees may elect to participate in the Employee Stock Purchase Plan during any option period by enrolling during the enrollment period for an option period.

Under the terms of the Employee Stock Purchase Plan, a participant may not purchase more than 5,000 shares of Common Stock (subject to adjustment pursuant to antidilution and capital adjustment provisions) with respect to any option period. In addition, a participant may not purchase shares pursuant to the Employee Stock Purchase Plan that would give such participant the right in any one calendar year to purchase shares of Common Stock under the Employee Stock Purchase Plan with a fair market value exceeding $25,000.

Option Periods. Shares of Common Stock will be issued through a series of successive option periods. Participants will be granted a separate option to purchase shares of Common Stock for each option period in which they participate.

Options under the Employee Stock Purchase Plan will generally be granted on February 1st and August 1st (each an “offering date”). The February 1st offering date starts a twelve month option period that runs from February 1st to January 31st. The August 1st offering date starts a six month option period that runs from August 1st to January 31st and is only available if a participant did not participate in the preceding option period starting on February 1st. Each option will be automatically exercised on the January 31st at the end of the option period, or if that is not a business day, the next following business day (an “exercise date”), unless a participant has withdrawn from or otherwise become ineligible to participate in the Employee Stock Purchase Plan. Each option granted under the Employee Stock Purchase Plan entitles a participant to purchase the whole number of shares of Common Stock obtained by dividing the participant’s payroll deductions for the option period by the option price in effect for such period. Any remaining cash balance in a participant’s account will be refunded to the participant.

The first option period under the Employee Stock Purchase Plan began on February 1, 2013 and will end on January 31, 2014. The Nomination, Compensation and Governance Committee has the power to change the length and/or frequency of option periods.

Payment for Common Stock. Participants will make payments for Common Stock under the Employee Stock Purchase Plan through authorized payroll deductions of a whole percentage of compensation (from 1-10%), which percentage may not be increased during the option period and may be decreased once during the option period, however, any subsequent reduction would be limited to 0% and constitute a withdrawal from the plan.

All amounts deducted from a participant’s pay will be credited to a stock purchase bookkeeping account established for each participant’s benefit, from which Common Stock will be purchased on the exercise date for each option period. A participant’s account will not be credited with interest.

Neither M&T Bank Corporation nor its affiliates will make any contributions to the Employee Stock Purchase Plan on behalf of any participant.

Purchases of Common Stock. On the exercise date of each option period, the amount in a participant’s account will be used to purchase the largest whole number of shares of Common Stock that such amount will purchase, at a price equal to 90% of the fair market value of a share of Common Stock on such exercise date (the “option price”).

All funds received by M&T Bank Corporation by reason of purchases of Common Stock under the Employee Stock Purchase Plan may be used by M&T Bank Corporation for any corporate purpose.

Delivery of Shares of Common Stock. As promptly as practicable after each option period, the shares of Common Stock purchased by a participant on the exercise date for such option period will be credited to his or her brokerage account. The shares of Common Stock purchased by a participant will, for all purposes, be deemed to have been issued as of the close of business on the exercise date. Prior to that time, none of the rights or privileges of a shareholder of M&T Bank Corporation will exist with respect to such shares and participants will have no interest, voting or dividend rights in such shares.

Participants may sell or otherwise dispose of their shares of Common Stock at any time. Participants may not, however, withdraw any shares of Common Stock from the brokerage account established on their behalf or transfer them to another brokerage account during the first two years from the offering date for the option period for which they purchased such shares. This withdrawal restriction allows M&T Bank Corporation to track the disposition of shares of Common Stock purchased under the

Employee Stock Purchase Plan for federal income tax purposes. See “Summary of Certain Federal Income Tax Consequences” below.

After the end of this two-year period, participants may then withdraw such shares or transfer them to another brokerage account.

Fees and Expenses. Costs and expenses incurred in the administration of the Employee Stock Purchase Plan and the maintenance of brokerage accounts will be paid by M&T Bank Corporation. M&T Bank Corporation will not pay, however, any brokerage fees and commissions that participants incur in the sale of shares of Common Stock they acquire under the Employee Stock Purchase Plan.

Summary of Certain Federal Income Tax Consequences. In general, a participant will not recognize income at the time of the grant of an option under the Employee Stock Purchase Plan (i.e., on an offering date) or on the purchase of shares of Common Stock upon the exercise of such an option (i.e., on an exercise date). No deduction will be allowable to M&T Bank Corporation or its affiliates in connection with either the grant of an option under the Employee Stock Purchase Plan or the issuance of shares of Common Stock upon exercise.

If a participant sells, gives or otherwise disposes of shares of Common Stock acquired under the Employee Stock Purchase Plan more than two years after the offering date and more than one year after the exercise date (the “required holding period”) or in the event of a participant’s death, the participant will recognize ordinary income for federal income tax purposes equal to the lesser of (a) the excess, if any, of the fair market value of the shares on the date of disposition or death, over the amount paid for the shares or (b) the excess of the fair market value of the shares on the offering date over the amount paid for the shares. In addition, any gain recognized on disposition in excess of the ordinary income resulting therefrom will be capital gain, and any loss recognized will be a capital loss. No deduction for federal income taxes will be allowed to M&T Bank Corporation or its affiliates attributable to ordinary income recognized upon a participant’s death or upon disposition of shares after the required holding period.

If a participant sells, gives or otherwise disposes of shares acquired under the Employee Stock Purchase Plan prior to the expiration of the required holding period (other than after his or her death), the participant will recognize ordinary income for federal income tax purposes equal to the excess of the fair market value of the shares as of the exercise date over the amount paid for the shares. In addition, any gain recognized on disposition in excess of the ordinary income resulting therefrom will be capital gain, and any loss recognized will be a capital loss. M&T Bank Corporation or its affiliates will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income recognized upon disposition of shares by participants during the required holding period, provided certain income tax reporting requirements are satisfied.

Tax Consequences if the Employee Stock Purchase Plan is not Approved by M&T Bank Corporation’s Shareholders. Code Section 423 requires that M&T Bank Corporation’s shareholders approve the Employee Stock Purchase Plan within 12 months after it was adopted by the Board of Directors (i.e., November 20, 2012). If M&T Bank Corporation’s shareholders do not approve the Employee Stock Purchase Plan by November 20, 2013, then the Employee Stock Purchase Plan will not qualify under Code Section 423, and generally the discount participants receive on purchases of Common Stock under the Employee Stock Purchase Plan on any exercise date will be taxable income to participants at that time. If M&T Bank Corporation’s shareholders do not approve the Employee Stock Purchase Plan by November 20, 2013, participants will be notified by the Nomination, Compensation and Governance Committee and given the opportunity to withdraw from the Employee Stock Purchase Plan before any shares of Common Stock are purchased on a participant’s behalf.

Other Considerations. The above description of tax consequences is general in nature and does not purport to be a complete description of the rules governing federal income tax consequences of employee stock purchase plans. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state, local or foreign income tax laws may not be the same as under the federal income tax laws.

Accounting Treatment. In accordance with GAAP, the discount to the purchase price for shares granted under the Employee Stock Purchase Plan will result in a charge against net income and earnings per share for M&T Bank Corporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN.

The voting requirements with respect to this proposal are specified under the caption “VOTING RIGHTS.”

ADVISORY (NON-BINDING) PROPOSAL TO APPROVE THE COMPENSATION OF M&T BANK CORPORATION’S NAMED EXECUTIVE OFFICERS

M&T Bank Corporation believes that its 2012 compensation policies and practices are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of its shareholders. These policies and practices are described in detail on pages 19 to 29 of this Proxy Statement.

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted on July 21, 2010, requires that all U.S. public companies provide their shareholders with an advisory vote on the compensation of its Named Executive Officers. On January 25, 2011, the SEC adopted final rules implementing this requirement. Therefore, the Board of Directors is providing its shareholders with the right to cast an advisory vote on the compensation of M&T Bank Corporation’s Named Executive Officers at the 2013 Annual Meeting of Shareholders.

This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to vote on the compensation of M&T Bank Corporation’s Named Executive Officers through the following resolution:

“RESOLVED, that the compensation paid to M&T Bank Corporation’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

The shareholder vote on this matter is advisory and will therefore not be binding upon the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THIS RESOLUTION.

The voting requirements with respect to this proposal are specified under the caption “VOTING RIGHTS.”

ADVISORY (NON-BINDING) PROPOSAL TO RECOMMEND THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF M&T BANK CORPORATION’S NAMED EXECUTIVE OFFICERS

On January 25, 2011, the SEC adopted amendments to the Exchange Act and the related regulations that require all U.S. companies to conduct a shareholder advisory vote on executive compensation and a separate shareholder vote to determine how often a company will conduct such shareholder advisory votes. Under this proposal, commonly known as a “say-on-frequency” proposal, you may vote to have a “say-on-pay” vote take place annually (every year), every two years or every three years. You may also choose to abstain.

This “say-on-frequency” proposal gives shareholders the opportunity to vote on the frequency of future advisory votes on the compensation of M&T Bank Corporation’s Named Executive Officers through the following resolution:

“RESOLVED, that the highest number of votes cast by the shareholders of M&T Bank Corporation for every one, two or three years as reflected by their votes for each of these alternatives shall be deemed to be the preferred frequency with which M&T Bank Corporation is to hold an advisory vote to approve the compensation of its Named Executive Officers.”

The shareholder vote on this matter is advisory and will therefore not be binding upon the Board of Directors. In addition, shareholders are not being asked to vote to approve or disapprove the Board of Directors’ recommendation, but to recommend the frequency of the say-on-pay vote described above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR HOLDING AN ADVISORY VOTE FOR THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS EVERY YEAR (ANNUALLY).

PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATER- HOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF M&T BANK CORPORATION

On February 19, 2013, the Audit and Risk Committee appointed PricewaterhouseCoopers LLP, certified public accountants, as the independent registered public accounting firm of M&T Bank Corporation for the year 2013, a capacity in which it has served since 1984.

Although shareholder approval of the appointment of the independent registered public accounting firm is not required by law, M&T Bank Corporation has determined that it is desirable to request that the shareholders ratify the Audit and Risk Committee’s appointment of PricewaterhouseCoopers LLP as M&T Bank Corporation’s independent registered public accounting firm for the year ending December 31, 2013. In the event the shareholders fail to ratify the appointment, the Audit and Risk Committee will reconsider this appointment and make such a determination as it believes to be in M&T Bank Corporation’s and its shareholders’ best interests. Even if the appointment is ratified, the Audit and Risk Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit and Risk Committee determines that such a change would be in M&T Bank Corporation’s and its shareholders’ best interests.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Shareholders. The representatives may, if they wish, make a statement and, it is expected, will be available to respond to appropriate questions.

Following is a summary of the fees billed to M&T Bank Corporation by Pricewaterhouse- Coopers LLP for professional services rendered during 2012 and 2011, which fees totaled $3,904,966 and $4,367,515, respectively, and are categorized in accordance with the SEC’s rules as follows:

Audit Fees. Fees billed by Pricewaterhouse- Coopers LLP for services rendered for the audit of M&T Bank Corporation’s annual consolidated financial statements as of and for the years ended December 31, 2012 and 2011, for its review of M&T Bank Corporation’s quarterly consolidated financial statements during 2012 and 2011, and for other audit and attest services in connection with statutory and regulatory filings as of and for the years ended December 31, 2012 and 2011, totaled $3,012,500 and $3,316,571, respectively.

Audit-Related Fees. Fees billed by PricewaterhouseCoopers LLP for audit-related services, including audits of employee benefit plans and other attest services that are not required by statute or regulation, rendered to M&T Bank Corporation totaled $699,104 and $654,163 for the years ended December 31, 2012 and 2011, respectively. Of the audit- related fees billed for the years ended December  31, 2012 and 2011, all services were pre-approved by the Audit and Risk Committee.

Tax Fees. Fees billed by Pricewaterhouse- Coopers LLP for tax compliance, planning and consulting totaled $187,381 and $390,800 for the years ended December 31, 2012 and 2011, respectively. Of the tax fees billed for the years ended December 31, 2012 and 2011, all services were pre-approved by the Audit and Risk Committee.

All Other Fees. PricewaterhouseCoopers LLP billed a total of $5,981 for research software licensing fees for both the years ended December 31, 2012 and 2011, respectively. All fees billed in this category for the years ended December 31, 2012 and 2011 were pre-approved by the Audit and Risk Committee.

The Audit and Risk Committee has determined that PricewaterhouseCoopers LLP’s provision of professional services is compatible with maintaining its independence. No fees were billed and no services were provided by PricewaterhouseCoopers LLP during 2012 and 2011 for financial information systems design and implementation.

No other fees were billed for any other services and no other services were provided by PricewaterhouseCoopers LLP for the years ended December 31, 2012 and 2011.

Policy on Audit and Risk Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm. Beginning for the year ended December 31, 2003, M&T Bank Corporation instituted a policy that the Audit and Risk Committee pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally detailed as to the particular service or category of services and is generally subject to a specific budget range. The independent registered public accounting firm and management are required to periodically report to the Audit and Risk Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval policy, and the fees for the services performed to date. The Audit and Risk Committee may also pre-approve additional services on a case-by-case basis. In the period between meetings of the Audit and Risk Committee, the Chair of the Audit and Risk Committee is authorized to pre-approve such services on behalf of the Audit and Risk Committee provided that such pre-approval is reported to the Audit and Risk Committee at its next regularly scheduled meeting.

Before appointing PricewaterhouseCoopers LLP, the Audit and Risk Committee considered PricewaterhouseCoopers LLP’s qualifications as an independent registered public accounting firm. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, any issues raised by the most recent quality control review of the firm, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit and Risk Committee’s review also included matters required to be considered under the SEC’s rules on auditor independence, including the nature and extent of non-audit services, to ensure that the auditor’s independence will not be impaired. The Audit and Risk Committee has considered and determined that PricewaterhouseCoopers LLP’s provision of non-audit services to M&T Bank Corporation during 2012 is compatible with and did not impair PricewaterhouseCoopers LLP’s independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINT- MENT OF PRICE WATERHOUSE- COOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF M&T BANK CORPORATION FOR THE YEAR ENDING DECEMBER 31, 2013.

The voting requirements with respect to this proposal are specified under the caption “VOTING RIGHTS.”

STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

Direct and indirect ownership of Common Stock and restricted Common Stock by each of the directors, each of the executive officers who are named in the Summary Compensation Table (the “Named Executive Officers” or “NEOs”), and by all directors and executive officers as a group, is set forth in the following table as of February 28, 2013, together with the percentage of total shares outstanding represented by such ownership. (For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Exchange Act, under which, in general, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or to direct the voting of the security or the power to dispose or to direct the disposition of the security, or if such person has the right to acquire the beneficial ownership of the security within 60 days.)

Name of beneficial owner	Number of shares		Percent of class
Brent D. Baird	23,621		(9)
C. Angela Bontempo	9,655	(1)	(9)
Robert T. Brady	5,932		(9)
T. Jefferson Cunningham III	28,780	(2)	(9)
Mark J. Czarnecki	292,350	(3)	(9)
Gary N. Geisel	36,037	(3)	(9)
John D. Hawke, Jr.	345		(9)
Patrick W.E. Hodgson	57,183	(4)	(9)
Richard G. King	16,536		(9)
Jorge G. Pereira	1,108,244	(5)	(9)
Michael P. Pinto	345,173	(3)	(9)
Melinda R. Rich	10,964		(9)
Robert E. Sadler, Jr.	120,389	(6)	(9)
Herbert L. Washington	8,960		(9)
Robert G. Wilmers	4,242,814	(7)(8)	3.30%
René F. Jones	137,198	(3)(7)	(9)
Kevin J. Pearson	174,773	(3)	(9)
Current directors and executive officers as a group (26 persons)	7,355,080	(3)(7)	5.66%

(1)	Includes 400 shares held by trusts for which Ms. Bontempo is a trustee and in which she has a pecuniary interest and investment power.
(2)	Includes 19,224 shares owned through client accounts at Magnolia Capital Management, Ltd., a registered investment advisory firm of which Mr. Cunningham is the chief executive officer and controlling shareholder and over which he has dispositive and voting power over these shares. Mr. Cunningham has no pecuniary interest in such shares.
(3)

Includes the following shares subject to options granted under (a) M&T Bank Corporation’s incentive compensation plans, and (b) plans of companies acquired by M&T Bank Corporation, the obligations of which have been assumed by M&T Bank Corporation and converted into options to receive shares of Common Stock, all of which are currently exercisable or are exercisable within 60 days after February 28, 2013: Mr. Czarnecki – 228,289 shares; Mr. Geisel – 16,638 shares; Mr. Jones – 83,053; Mr. Pearson – 139,698 shares; Mr. Pinto – 264,361 shares; and all directors and executive officers as a group – 1,315,349 shares. Out-of-the-money options are included in the shares presented as beneficially owned to the extent they are currently exercisable or exercisable within 60 days after February 28, 2013. Also includes shares of restricted Common Stock as of February 28, 2013 as follows: Mr. Wilmers – 24,239; Mr. Jones – 9,066; Mr. Czarnecki – 19,332; Mr. Pinto – 19,332 shares; Mr. Pearson – 11,301 shares; and all directors and executive officers as a group – 142,286 shares.
(4)	Includes 6,000 shares held by a close relative of Mr. Hodgson for which beneficial ownership is disclaimed. Also includes 45,000 shares owned by a corporation controlled by Mr. Hodgson which shares are held in a margin account with other securities that may be pledged from time to time.
(5)	Includes 1,104,000 shares owned by corporations controlled by Mr. Pereira.
(6)	Includes 28,844 shares owned by the Sadler Family Foundation, a charitable foundation formed by Mr. Sadler. Mr. Sadler is a trustee of the Sadler Family Foundation and holds voting and dispositive power over the shares owned by it.
(7)	Includes the following shares through participation in the M&T Bank Corporation Retirement Savings Plan (the “Retirement Savings Plan”): Mr. Wilmers – 51,604 shares; Mr. Jones – 6,159 shares; Mr. Pearson – 2,434 shares; and all directors and executive officers as a group – 77,922 shares. Such individuals retain voting and investment power over their respective shares in the Retirement Savings Plan.
(8)	See footnote (1) to the table set forth under the caption “PRINCIPAL BENEFICIAL OWNERS OF SHARES.”
(9)	Less than 1%.

Section 16(a) Beneficial Ownership Reporting Compliance. Under Section 16(a) of the Exchange Act, M&T Bank Corporation’s directors and officers and persons who beneficially own more than 10% of the outstanding shares of Common Stock are required to report their beneficial ownership of the Common Stock and any changes in that beneficial ownership to the SEC and the NYSE. M&T Bank Corporation believes that these filing requirements were satisfied by all of its directors and officers during 2012, except with respect to one transaction that was reported late for each of John L. D’Angelo, Gary N. Geisel, Michael P. Pinto, Robert E. Sadler, Jr. and Robert G. Wilmers. In making the foregoing statement, M&T Bank Corporation has relied on copies of the reporting forms received by it or on the written representations from such reporting persons that no additional forms were required to be filed under the applicable rules of the SEC.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

Overview of M&T Bank Corporation and 2012 Financial Performance. M&T Bank Corporation (sometimes referred to in this discussion as M&T or the Company) is a financial holding company that offers a wide range of commercial banking, trust, wealth advisory and investment services to its customers. As of December 31, 2012, M&T had consolidated total assets of $83.0 billion, deposits of $65.6 billion and shareholders’ equity of $10.2 billion, and employed TBD full-time and TBD part-time employees. M&T reported net income of $1.029 billion and diluted earnings per common share of $7.54 for the year ended December 31, 2012, both as reported in accordance with generally accepted accounting principles. In addition to the 20% growth in net income, M&T also improved its return on tangible average assets and tangible average shareholders’ equity during the year, maintaining top quartile performance on those key measures relative to our comparison group of other commercial banking companies (as described below). M&T’s performance in 2012 equaled or exceeded its business plan on every key measure, including net income, earnings per common share, return on assets, return on equity, net interest margin, efficiency ratio, various credit metrics, and various capital ratios. In addition, M&T’s total return to shareholders was in the top quartile of the comparison group for 2012, the two-year period of 2011 through 2012, and the five year period of 2008 through 2012, and earnings-per-share growth was in the top quartile of the comparison group for the period of financial and economic difficulties experienced from 2006 through 2012.

Overview and Objectives of Executive Compensation Programs. The objective of M&T’s compensation programs is to attract, develop and retain executive officers capable of maximizing performance for the benefit of the Company’s shareholders. Our compensation philosophy is, and has long been, to emphasize long-term, equity-based compensation for its Named Executive Officers (sometimes referred to as NEOs) and other employees. This philosophy allows M&T to align its compensation with performance in three ways:

•	first, by explicitly linking the size and kind of equity awards to be granted to the NEOs based on the performance of the Company in the past;

•

second, by tying the NEOs’ ultimate realized compensation to the future value of M&T Common Stock, based on the performance of the Company, in alignment with our shareholders, and by seeking to balance growth with prudent risk-taking; and

•	third, through a culture of stock retention, the NEOs have a substantial part of their net worths tied to long-term company performance.

Our ability to fulfill the objective of M&T’s compensation programs and maintain our compensation philosophy has been impacted since 2009 by the rules governing executive compensation applicable to financial institutions that received investments from the U.S. Department of the Treasury (sometimes referred to as Treasury) under the TARP Capital Purchase Program (sometimes referred to as the TARP CPP). As discussed in greater detail below, we have been required to modify the compensation structure for our NEOs, other executive officers and certain highly compensated employees in order to comply with these rules while still ensuring that we remain competitive in attracting, developing and retaining high performing executive officers and other employees. While M&T exited the TARP CPP on August 21, 2012 as a result of Treasury’s sale of the remaining M&T preferred stock that it held from M&T’s participation in the TARP CPP, the compensation rules of that program still affected the compensation these individuals could receive for the portion of 2012 up to that date.

Implications of Participation in the TARP CPP on Executive Compensation Arrangements. As a result of M&T’s participation in the TARP CPP, M&T became subject to certain restrictions on executive compensation set forth in Section 111 of EESA and the Securities Purchase Agreement entered into by M&T Bank Corporation and Treasury on December 23, 2008. Subsequently, the American Recovery and Reinvestment Act of 2009 was signed into law on February 17, 2009 and included a provision that amended Section 111 of EESA and directed Treasury to establish specified standards on executive compensation and corporate governance. On June 15, 2009, Treasury published its Interim Final Rule on TARP Standards for Compensation and Corporate Governance (sometimes referred to as the TARP Interim Final Rule) which established those standards (sometimes referred to as the TARP Compensation Standards). The TARP Compensation Standards generally apply to all TARP recipients in the programs under TARP, including specifically to M&T under the TARP CPP.

The standard that has had the largest impact on M&T’s compensation structure is a prohibition on paying bonuses, retention awards and incentive compensation, other than limited amounts of long-term restricted stock or pursuant to commission plans or certain preexisting employment contracts, to our Senior Executive Officers, or SEOs, which includes our five NEOs, and the next 20 most highly compensated employees. Because M&T exited the TARP CPP as a result of Treasury’s sale of the remaining M&T preferred stock that it held from M&T’s participation in the TARP CPP on August 21, 2012, these employees could only receive long-term restricted stock in accordance with the TARP Compensation Standards for the 234 days of 2012 up to that date. However, these employees could receive incentives that are not restricted by the TARP Compensation Standards for the remaining 132 days of 2012 and that are intended to reinforce the alignment of their compensation with shareholders and the long-term performance of M&T.

Process for Determining Executive Compensation. The Nomination, Compensation and Governance Committee of our Board of Directors (sometimes referred to in this discussion as the Committee) is responsible for determining the compensation of our NEOs. As discussed below, the Committee reviews the compensation levels of the NEOs relative to a group of commercial banking peers and considers the financial performance of the Company relative to that peer group as well as certain other factors, including our compensation mix strategy as described herein and individual and corporate performance, in determining the amount and mix of compensation to be paid to each NEO and, when applicable, in compliance with the TARP Compensation Standards.

Compensation Review. At least annually, the Committee compares compensation levels for the NEOs and M&T’s financial performance to a group of commercial banking institutions of similar business makeup, size and geographic reach. M&T selected the nine commercial banking companies listed below, which group was determined by taking the group of U.S. based commercial bank holding companies having assets of at least $50 billion but not more than $200 billion as of December 31, 2011, and removing those that had a significantly dissimilar business mix, or had a substantial international presence:

•	BB&T Corporation

•	Comerica Incorporated

•	Fifth Third Bancorp

•	Huntington Bancshares Incorporated

•	KeyCorp
•	PNC Financial Corp.

•	Regions Financial Corp.

•	SunTrust Banks, Inc.

•	Zions Bancorporation

The 2012 comparison group differed from the 2011 comparison group in that Capital One Financial Corporation (too large) and Synovus Financial Corp. (too small) were removed.

Solely for the purposes of benchmarking the financial performance of M&T, the Committee added Wells Fargo & Company and U.S. Bancorp to the comparison group. The Committee considers these two banks too large to be appropriate for purposes of benchmarking compensation, but does think it appropriate to include them for purposes of benchmarking financial performance.

Consistent with its philosophy of providing incentives that link compensation to firm performance, in determining the appropriate mix of compensation among base salary, annual cash incentives and stock-based compensation, the Committee assesses the performance of each

NEO after the year is complete against management’s annual business plan that is approved by the Board of Directors. The plan provides the Committee with a detailed assessment of our expectations for M&T’s performance, including its return on assets, return on equity, earnings-per-share growth, expense management, revenue growth, market concentration, credit quality measures and various other financial performance measures. The Committee assesses the performance of each NEO in light of the business plan and relative to the performance of the firms in the comparison group.

The Committee considers a number of factors specific to each executive’s role when determining the amount and mix of compensation to be paid. These factors are briefly summarized in the table below:

Executive Officers	Factors Included among Committee Considerations

All NEOs	• Financial performance of M&T (especially on a “net operating” basis, which excludes the effect of one-time gains and expenses) over the most recent fiscal year and prior years;

• Achievement of M&T compared to its corporate, financial, strategic and operational objectives and business plans and compared to the performance of the comparison group firms;

• Cumulative shareholder return;

• Restrictions placed on compensation by the TARP Compensation Standards; and • Compensation of comparable executives at the comparison group firms;

NEOs other than the Chief Executive Officer Chief Executive Officer

•     Recommendations of the Chief Executive Officer and other applicable senior managers, and an assessment of individual performance.

•     The Committee, in consultation with the independent consultant, determines the compensation for the CEO.

Role of Compensation Consultants. In both 2011 and 2012, the Nomination, Compensation and Governance Committee retained the services of Aon/McLagan to review the NEOs’ compensation and to provide insights for each of those years into the anticipated compensation levels within the comparison group for 2011 and 2012 performance. Aon/McLagan’s review included a review of the following components of NEO compensation:

•	base salaries;

•	annual incentives; and

•	long term incentives, including stock-based compensation.

The review compared NEO compensation to the compensation of the comparison group as determined by Aon/McLagan based on information provided by the comparison group in the 2011 and 2012 proxy statements, surveys and other sources. The Committee uses information about the comparison group to help assess the competitiveness of the Company’s pay practices. Aon/McLagan also provided opinions to the Committee regarding the reasonableness of the compensation determinations made with respect to the NEOs in January 2012 and January 2013 and their compliance with the TARP Compensation Standards. Additional information regarding Aon/McLagan and a description of the services provided by it and its affiliates to M&T during 2012, including the fees paid by M&T, is provided in this Proxy Statement in the section below entitled “CORPORATE GOVERNANCE OF M&T BANK CORPORATION.”

Individual Performance Assessments. In addition to the overall performance metrics for M&T discussed above, the Committee considered the following in assessing the performance of the NEOs during 2012 and the appropriate compensation levels and mix of compensation (base salary, annual cash incentive and stock-based compensation) to reflect that performance:

Mr. Wilmers. M&T’s overall financial performance was significantly improved from last year and better than M&T’s business plan. Expenses were well controlled, resulting in a significant improvement in efficiency ratio. The ability to reach a merger agreement with Hudson City Bancorp, in addition to the integration of Wilmington Trust Corporation have positioned M&T well for the future. Several changes had been made, or were in the process of being made to strengthen M&T’s capital planning and risk management practices in response to regulatory changes.

Mr. Jones. During 2012, Mr. Jones led M&T’s efforts to strengthen its capital planning practices in response to regulatory changes. Mr. Jones conducted the analysis supporting the negotiations in reaching a merger agreement with Hudson City Bancorp. He was instrumental in both maintaining a strong (compared to the comparison group) net interest margin and improving M&T’s efficiency ratio.

Mr. Czarnecki. Mr. Czarnecki led the efforts to continue the integration of Wilmington Trust Corporation into M&T, particularly the wealth advisory and capital markets business lines. Mr. Czarnecki also shares accountability with Messrs. Wilmers and Pinto for the overall results of M&T.

Mr. Pinto. Mr. Pinto led the negotiations in reaching a merger agreement with Hudson City Bancorp. In addition to sharing accountability with Messrs. Wilmers and Czarnecki for the overall results of M&T, during 2012, Mr. Pinto focused on strengthening its capital planning practices and on growth in the mid-Atlantic market.

Mr. Pearson. As head of M&T’s senior loan committee, Mr. Pearson shares responsibility for M&T’s improved credit quality in 2012 and strong credit performance relative to the comparison group. He has also assumed responsibility for leading M&T’s integration efforts with Hudson City Bancorp.

Consideration of Shareholder Advisory Vote on Executive Compensation. The Committee views the shareholder vote on executive compensation as an important expression of whether other shareholders agree with the Committee’s efforts to align compensation with performance, particularly longer-term performance. In connection with the shareholder advisory vote at last year’s Annual Meeting of Shareholders, 97.4% of the shares that were voted on that matter approved of the compensation of the NEOs. The Committee considered this to be a strong indication that other shareholders think that the NEOs’ compensation is aligned with the performance of M&T, and that the processes the Committee uses to determine that compensation are sufficient.

Components of Executive Compensation. Consistent with M&T’s philosophy of aligning NEO compensation with the interests of shareholders, the Committee historically tended to award a relatively higher percentage of compensation in the form of equity than members of the comparison group.

Based on the analysis performed by the Committee’s compensation consultant in 2012 (for compensation paid during the 2011 performance year), the aggregate total compensation (total cash compensation plus stock-based compensation or other long-term incentives) of the NEOs was below the aggregate medians for comparable executives employed by the members of the comparison group. With some members of the comparison group subject to the TARP Compensation Standards and some members not subject to such rules, it is difficult to make meaningful comparisons of the individual components of compensation. Consequently, in determining the appropriate level of compensation for the NEOs, the Committee focused on the total compensation of comparable positions within the comparison group. We provide a brief explanation of the factors used to determine each component of the NEOs’ compensation in the sections that follow.

Salaries. Base salaries of the NEOs are determined by the Committee based on a variety of factors, including the scope of the executive’s responsibilities, historical base salaries of comparable executives employed by members of the comparison group, and past and expected future contributions. In considering the appropriate salaries for the NEOs in 2012, the Committee considered it appropriate to account for the impact of the TARP Compensation Standards and incorporated a stock salary component into each NEO’s base salary in order to maintain total compensation for each NEO that is competitive with comparable positions with firms in the comparison group. In making this determination, the Committee considered the benefit of using stock salary over additional cash salary in order to continue emphasizing equity-based compensation for the NEOs. Since the TARP Compensation Standards are not applicable to compensation earned for 2013, the Committee considered it appropriate to eliminate stock salary for all of the NEOs effective January 1, 2013.

2012 Salary Determinations. The Committee made base salary determinations for 2012 for the NEOs in January 2012 and approved an adjustment to Mr. Wilmers’ base salary in February 2012. Those determinations were influenced by the TARP Compensation Standards, including the prohibition on paying cash incentives to the NEOs and the limitation on equity awards that could be made to the NEOs. Given M&T’s strong performance in 2011, compared to both that of the comparison group and its business plan, the consummation of the acquisition of Wilmington Trust Corporation, and the continued lagging of the compensation of the NEOs compared to similar positions within the comparison group, the Committee determined that the total compensation of each of the NEOs should be increased. Considering the mix of compensation desired for the NEOs, the performance of each of the NEOs and information about relative compensation levels at the comparison group, the Committee determined that the salary of Mr. Wilmers should be increased by $100,000 (6%) in cash, the salaries of Messrs. Czarnecki and Pinto should each be increased by $100,000 (6%) in cash, the salary of Mr. Jones should be increased by $125,000 (12%), $50,000 in cash and $75,000 in stock salary, and the salary of Mr. Pearson should be increased by $50,000 (5%) in cash.

Similar to the prior years in which the NEOs have been subject to the TARP Compensation Standards, the Committee determined that the shares of Common Stock received by each NEO as stock salary would be subject to restrictions on transfer such that each NEO may not sell, transfer or otherwise dispose of any Common Stock received as stock salary in 2012 until the earlier of (a) the date of that M&T repays the investment made under the TARP CPP, or (b) January 1, 2014. The number of shares of Common Stock to be paid to each NEO with respect to each biweekly pay period is to be determined by dividing the amount of stock salary with respect to that pay period by the reported closing price on the NYSE for a share of Common Stock on the pay date for such period. The NEOs may elect to pay the applicable taxes on the stock salary in cash or by having a portion of the stock salary withheld from each biweekly payment and receiving the net shares. The stock salary includes voting rights and the right to receive any dividends paid on the Common Stock if and when dividends are paid on the Common Stock.

2013 Salary Determinations. The Committee made base salary determinations for 2013 for the NEOs in January 2013. Since M&T exited the TARP CPP in 2012, the TARP Compensation Standards are no longer applicable, removing the prohibition on paying cash incentives to the NEOs and the limitation on equity awards that could be made to the NEOs for the 2013 performance year. The Committee therefore determined that it was appropriate for the stock salary being paid to each of the NEOs to be discontinued effective January 1, 2013. This initially decreased the salaries of the NEOs by the following amounts: Mr. Wilmers by $1 million, Messrs. Czarnecki and Pinto by $1.05 million each, Mr. Jones by $600,000 and Mr. Pearson by $550,000. Given M&T’s strong performance in 2012, compared to both that of the comparison group and its business plan, the well-managed integration of Wilmington Trust Corporation, the reaching of a merger agreement with Hudson City Bancorp, Inc., the individual performance of each of the NEOs as discussed above, and the continued lagging of the compensation of the NEOs compared to similar positions within the comparison group, the Committee determined that the total compensation of each of the NEOs should be increased. Considering the mix of compensation desired for the NEOs, the performance of each of the NEOs and information about relative compensation levels at the comparison group, the Committee determined that the cash salaries of Messrs. Wilmers, Czarnecki and Pinto should each be increased by $100,000. The cash salaries of Messrs. Jones and Pearson were not changed.

Incentive Compensation. Consistent with the objective of linking compensation to M&T’s performance for the benefit of the Company’s shareholders, in determining annual cash incentive and equity awards, the Committee has historically assessed the following factors, without assigning any particular weighting to any single factor:

•	the Company’s current and past performance compared to its business plans and other qualitative and quantitative factors;

•	the Company’s performance compared to the comparison group for performance purposes;

•	the NEO’s individual performance, as discussed above;

•	with respect to equity awards, dilution and the market value of the Common Stock;

•	compensation information with respect to the comparison group; and

•	the Company’s future prospects.

For awards made in 2012 with respect to 2011 performance, or in 2013 with respect to 2012 performance, the Committee’s ability to make any incentive compensation awards was limited by the TARP Compensation Standards. As a result, the factors described above were considered by the Committee in determining the total compensation opportunity for each of the NEOs.

Annual Cash Incentives. Historically, the NEOs participated in the M&T Bank Corporation Annual Executive Incentive Plan (“Executive Incentive Plan”), which plan provides for discretionary grants of cash awards to the NEOs as determined by the Committee. As discussed above, the TARP Compensation Standards prohibit the payment of these types of cash awards, except pursuant to certain commission-based plans and preexisting employment contracts, to the NEOs and next 20 most highly compensated employees. Since none of the NEOs receive commissions or have preexisting employment contracts, the Committee could not, and did not, make any discretionary grants of cash awards to the NEOs in 2010, 2011 or 2012 with respect to 2009, 2010 or 2011 performance.

2012 Cash Incentive Award Determinations. Since M&T exited the TARP CPP as a result of Treasury’s sale of the remaining M&T preferred stock that it held from M&T’s participation in the TARP CPP on August 21, 2012, the NEOs were prohibited from receiving a discretionary cash award for the 234 days of 2012 up to that date. Because of the discretionary structure of the Executive Incentive Plan, the NEOs do not have, and historically have not had, target levels of awards or stated goals and payout levels under that plan. Consequently, the Committee determined that, given the performance of M&T during 2012 relative to its business plan and relative to the comparison group for performance purposes, and given the contribution of each of the NEOs to that performance, it was appropriate to award each of the NEOs a cash incentive under the Executive Incentive Plan for the portion of 2012 after M&T exited the TARP CPP. This resulted in a cash award for Mr. Wilmers of $195,000, cash awards for each of Messrs. Czarnecki and Pinto of $160,000, and cash awards for Messrs. Jones and Pearson of $97,000 and $125,000, respectively.

Equity-Based Incentives. Also consistent with its philosophy of linking compensation to M&T’s performance for the benefit of the Company’s shareholders, M&T provides long-term incentive opportunities to its executive officers through discretionary grants of stock-based compensation under the M&T Bank Corporation 2009 Equity Incentive Compensation Plan (“Equity Incentive Plan”). The Committee determines the dollar value of equity awards to be made to the NEOs at its meeting in January of each year. Following that meeting, the equity awards are then granted on the last business day of January. In making grants of equity awards, the Committee generally assesses the following factors over a three-year period or longer:

•	The performance of M&T relative to prior years; and

•	The performance of M&T for the immediately preceding year relative to its business plan and the comparison group for performance purposes.

Stock Options. Management and the Committee have historically believed that stock options are an effective long-term incentive because the holder can profit only if the value of M&T Common Stock increases. In addition, the Company has utilized incentive stock options that comply with Section 422 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), to the maximum extent permitted. In making such awards in the past, the Committee concluded that the potential tax advantages available to the NEOs with incentive stock options increases the likelihood that a NEO will hold the stock received upon exercise of a stock option. Typically, stock options vest over a four-year period, with 10% vesting one year after the date of grant, an additional 20% vesting two years after the date of grant, an additional 30% vesting three years after the date of grant and the remaining 40% vesting four years after the date of grant.

Restricted Stock and Restricted Stock Units. Management and the Committee believe that restricted stock and restricted stock units to be settled in stock also provide an effective long-term incentive because the value of the award can be further enhanced if the value of the Common Stock increases from the date of grant to the date restrictions lapse. The restrictions on awards of restricted stock or restricted stock units will lapse based on the same service-based vesting schedule used for stock options. The restricted stock will receive dividends if and when dividends are paid on the Common Stock and will have voting rights during the restricted period. The restricted stock units will receive dividend equivalent payments if and when dividends are paid on the Common Stock but they do not have voting rights during the restricted period. Beginning in 2009, for tax reasons, the Committee determined to award restricted stock units to be settled in stock as a substitute for awards of restricted stock to Company employees who are eligible for retirement under the Pension Plan.

As discussed above, the TARP Compensation Standards have prohibited the award of any equity incentive compensation to the NEOs and the next 20 most highly compensated employees, unless the equity award meets the definition of “long-term restricted stock” set forth in the TARP Compensation Standards, which subjects such awards to limits on value and certain vesting and transferability restrictions. The value of awards of long-term restricted stock may not exceed one-third of the recipient’s annual compensation for the preceding year, but for these purposes the full value of the award itself is included in the recipient’s annual compensation. In effect, the TARP Compensation Standards allow a restricted stock award with a value equal to 50 percent of salary. Such awards must not vest earlier than two years from the date of grant, except in cases of death, disability or change in control of M&T. In addition, there were restrictions on the transferability of restricted shares, even if they had vested, until specified percentages of the TARP CPP investment had been repaid, except that restricted shares could become transferable to the extent necessary to pay taxes that became due upon vesting.

2012 Equity Awards. The Committee granted equity awards to the NEOs in January 2012 and approved an adjustment to Mr. Wilmers’ equity award in February 2012, based on the assessment criteria discussed above and the limits on the value of long-term restricted stock that could be granted to the NEOs under the TARP Compensation Standards. The Committee also assessed how the mix of cash base salary, annual stock salary and long-term restricted stock should be structured in order to provide a total compensation opportunity to each NEO in 2012 that reflected the strong performance of the Company relative to its business plan and the comparison group in 2011, the acquisition of Wilmington Trust Corporation in 2011, the strong performance of M&T relative to the comparison group for performance purposes over the course of the financial and economic difficulties experienced from 2006 through 2011, and the need to provide appropriate levels of compensation to ensure the retention and continued service of the NEOs. The aggregate value of long-term restricted stock awarded to each of Messrs. Wilmers, Czarnecki, Pinto, Jones and Pearson was $750,000, $650,000, $650,000, $500,000 and $550,000, respectively. Based on information from the Committee’s compensation consultant, these awards, in combination with other compensation earned for performance in 2011, continued to result in aggregate total compensation for all of the NEOs that was below the aggregate medians of the comparison group while overall performance for 2011 was above the median, and for many measures, in the top quartile of the group. The total compensation opportunity for each NEO in 2012, consisting of his respective cash base salary, annual stock salary and long-term restricted stock award, when compared to the compensation in 2011, resulted in increases of 8 percent, 6 percent, 6 percent, 13 percent and 6 percent, respectively, for Messrs. Wilmers, Czarnecki, Pinto, Jones and Pearson. The long-term restricted stock awards were in the form of either restricted stock or restricted stock units to be settled in stock depending upon whether or not a NEO is eligible for retirement, and were granted on January 31, 2012, except for a portion of Mr. Wilmers’ award, which was granted on February 29, 2012, in each instance in accordance with M&T Bank Corporation’s Equity Incentive Plan. The restricted shares and restricted stock units granted on January 31, 2012 will vest or be settled in stock, respectively, according to the following schedule: 30 percent on January 31, 2014; 30 percent on January 31, 2015; and the remaining 40 percent on January 31, 2016. The restricted stock units awarded to Mr. Wilmers on February 29, 2012 will be settled in stock according to the following schedule: 30 percent on February 28, 2014; 30 percent on February 28, 2015; and the remaining 40 percent on February 29, 2016. All such restricted shares or restricted stock units will accelerate and vest or be settled in stock upon the death or disability of a NEO, or upon a change in control of M&T, or upon the retirement of a NEO if such retirement occurs after January 31, 2014 (February 28, 2014 with respect to the award made February 29, 2012 to Mr. Wilmers), and the vested or settled shares were subject to restrictions on transfer until M&T exited the TARP CPP on August 21, 2012, consistent with the requirements for “long-term restricted stock” in the TARP Compensation Standards. As permitted by the TARP Compensation Standards, tax withholding for such shares or units could be fulfilled by the withholding of shares or units. The restricted stock and restricted stock units will be entitled to the receipt of any dividends paid on the Common Stock or dividend equivalents, respectively; provided, however, that such amounts paid prior to January 31, 2014 (February 28, 2014 with respect to the award made February 29, 2012 to Mr. Wilmers) will be held in a dividend book account until that date, at which point the funds will be paid to the NEO with interest.

2013 Equity Awards. The Committee granted equity awards to the NEOs in January 2013 based on the assessment criteria discussed above. Because M&T exited the TARP CPP on August 21, 2012 as a result of Treasury’s sale of the remaining M&T preferred stock that it held from M&T’s participation in the TARP CPP, the equity awards for each of the NEOs was split into two awards. One award, representing an incentive award for 2012 performance up to August 21, 2012, complied with the TARP Compensation Standards. The second award was designed to further align the compensation of the NEOs with the Company’s shareholders and reward them based on the future performance of M&T. In determining the amount of the second equity award, the Committee also assessed how the total compensation opportunity of the NEOs has consistently lagged the total compensation opportunity of NEOs at the comparison group and contrasted that with the strong financial performance of M&T over both the short and longer-term relative to the comparison group for performance purposes, and the need to ensure the retention and continued service of the NEOs to continue that level of performance. The TARP compliant awards for Messrs. Wilmers, Czarnecki, Pinto, Jones and Pearson were $590,000, $590,000, $590,000, $380,000 and $365,000, respectively. The awards granted to align the NEO compensation with the long-term performance of M&T were $1,315,000, $1,350,000, $1,350,000, $923,000 and $910,000

for Messrs. Wilmers, Czarnecki, Pinto, Jones and Pearson, respectively. Based on information from the Committee’s compensation consultant, these awards, in combination with the annual cash incentive award earned for performance in 2012 and the salaries to be paid in 2013, continue to result in aggregate total compensation for all of the NEOs that is below the aggregate medians of the comparison group. The total compensation opportunity for each NEO in 2013, consisting of his respective cash base salary, the annual cash incentive award earned for performance in 2012, and both pieces of the long-term restricted stock awards, when compared to the total compensation opportunity in 2012, resulted in increases of 17 percent, 20 percent, 20 percent, 18 percent and 18 percent, respectively, for Messrs. Wilmers, Czarnecki, Pinto, Jones and Pearson.

The long-term restricted stock awards were in the form of either restricted stock or restricted stock units to be settled in stock depending upon whether or not a NEO is eligible for retirement, and were granted on January 31, 2013 in accordance with M&T Bank Corporation’s Equity Incentive Plan. The restricted shares and restricted stock units granted on January 31, 2013 that are not compliant with the TARP Compensation Standards will vest or be settled in stock, respectively, according to the following schedule: 10 percent on January 31, 2014; 20 percent on January 31, 2015; 30 percent on January 31, 2016; and the remaining 40 percent on January 31, 2017. All such restricted shares or restricted stock units will accelerate and vest or be settled in stock upon the retirement, death or disability of a NEO, or upon a change in control of M&T. The restricted shares and restricted stock units granted on January 31, 2013 that are compliant with the TARP Compensation Standards will vest or be settled in stock, respectively, according to the following schedule: 30 percent on January 31, 2015; 30 percent on January 31, 2016; and the remaining 40 percent on January 31, 2017. All such restricted shares or restricted stock units will accelerate and vest or be settled in stock upon the death or disability of a NEO, or upon a change in control of M&T, or upon the retirement of a NEO if such retirement occurs after January 31, 2015. Both awards of the restricted stock and restricted stock units granted on January 31, 2013 will be entitled to the receipt of any dividends paid on the Common

Stock or to dividend equivalents paid on stock units, respectively.

Summary of 2013 Executive Compensation Determinations. The supplemental table below shows the mix of annual base salary, annual cash incentives and equity awards approved by the Committee for each of the NEOs in January 2013:

Named Executive Officer	2013 Salary	Bonus Paid in 2013 for 2012 Performance	Grant Date Fair Value of Stock Awards in 2013
Robert G. Wilmers	$950,000	$195,000	$590,000	(TARP Compliant)
			$1,315,000	(Other)
René F. Jones	$600,000	$97,000	$380,000	(TARP Compliant)
			$923,000	(Other)
Mark J. Czarnecki	$900,000	$160,000	$590,000	(TARP Compliant)
			$1,350,000	(Other)
Michael P. Pinto	$900,000	$160,000	$590,000	(TARP Compliant)
			$1,350,000	(Other)
Kevin J. Pearson	$600,000	$125,000	$365,000	(TARP Compliant)
			$910,000	(Other)

Perquisites and Other Personal Benefits. Generally, the Company provides limited perquisites designed to assist a NEO in being productive and which management and the Committee believe are consistent with our overall compensation program. Given the importance of developing business relationships to our success, our NEOs are reimbursed for certain initiation fees and dues they incur for club memberships deemed necessary for business purposes. In 2012, there were no perquisites that exceeded $25,000 for any of the NEOs.

Retirement and Other Benefits. The Company maintains two tax-qualified retirement plans for its employees, one a defined benefit plan and the other a defined contribution plan. Each of the NEOs participates in the defined benefit plan, except for Mr. Jones, who elected to have his benefit under the defined benefit plan frozen as of December 31, 2005, and to earn future benefits under the defined contribution plan. Mr. Jones made his election pursuant to a one-time election that was offered to all participants in the defined benefit plan in late 2005 to remain in the defined benefit plan and earn future benefits under a new reduced benefit formula or to retain the frozen benefit in the defined benefit plan and earn future benefits under a new defined contribution plan beginning January 1, 2006.

In addition, M&T maintains nonqualified defined benefit and defined contribution retirement plans to supplement retirement benefits for the NEOs, although these plans only provide benefits on compensation up to $350,000. The nonqualified plans are not funded, except as benefits are actually paid to executive officers upon retirement. Additional information regarding these retirement plans and arrangements is provided in this Proxy Statement in the sections below entitled “Pension Benefits” and “Nonqualified Deferred Compensation.”

M&T does not believe it is appropriate to provide the NEOs with severance packages beyond what is provided to employees of M&T generally. Consequently, the NEOs have historically participated in the M&T Bank Corporation Severance Pay Plan (the “Severance Pay Plan”),

which provides for post-employment severance payments that are tiered based upon an employee’s position and years of service, and the continuation of certain employee benefits. Upon a “Qualifying Event” (defined in the plan as any permanent, involuntary termination of a participant’s active employment as a result of a reduction in force, restructuring, outsourcing or elimination of position), a NEO would be entitled to benefits under the Severance Pay Plan.

Other than benefits that are generally available to employees, M&T does not maintain any individual severance or change-of-control arrangements. M&T’s compensation plans do not contain payments or benefits to NEOs that are specifically triggered by a change of control, except that the Company’s various stock-based compensation plans provide that, upon a change of control, all employees, including the NEOs, would become fully vested in any outstanding awards that were not already vested. M&T has elected to provide such acceleration because of a belief that the principal purpose of providing executive officers and other employees with equity incentives is to align their interests with those of M&T’s shareholders and that this alignment should be enhanced, not weakened, in the context of a change of control. Accelerating the vesting of stock-based compensation upon a change of control allows employees the same opportunity as other shareholders to sell shares freely following the completion of the transaction and realize the economic benefits of such transaction, without forcing them to be exposed to the post-closing performance of the acquirer.

Tax Matters. Section 162(m) of the Internal Revenue Code generally denies a deduction to any publicly held corporation for compensation paid to its NEOs to the extent that any such individual’s compensation exceeds $1 million, subject to certain exceptions, including one for “performance based compensation.” Generally, the Committee seeks to maximize executive compensation deductions for federal income tax purposes. However, the TARP Compensation

Standards provide that M&T may not deduct any compensation expense in excess of $500,000 under Section 162(m) of the Internal Revenue Code, including “performance based compensation.” Notwithstanding M&T’s repayment of the TARP CPP investment on August 21, 2012, the TARP Compensation Standards had a significant impact on the amount of compensation received by our NEO’s in 2012 that will be nondeductible under Section 162(m) of the Internal Revenue Code. Although the Committee considers the desirability of limiting M&T’s non-deductible expenses when it makes compensation determinations, the Committee believes in preserving the ability to award compensation to the NEOs that is not deductible under Section 162(m) of the Internal Revenue Code if it is in the shareholders’ best interests.

NOMINATION, COMPENSATION AND GOVERNANCE COMMITTEE REPORT

The Nomination, Compensation and Governance Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management and, based on such review and discussions, the Nomination, Compensation and Governance Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

In compliance with the TARP Interim Final Rule, the Nomination, Compensation and Governance Committee certifies that at least once every six months for the period beginning January 1, 2012, it has reviewed with M&T’s senior risk officers (i) the Senior Executive Officer (“SEO”) compensation plans and has made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of M&T; (ii) the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to M&T; and (iii) the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of M&T to enhance the compensation of any employee. Based upon such review, the Nomination, Compensation and Governance Committee also determined that the compensation policies and practices for all employees do not create risks that are reasonably likely to have a material adverse effect on M&T Bank Corporation.

Description of SEO and Employee Compensation Plans Required by §30.7(b) of the Interim Final Rule

In 2009, in order to comply with the TARP Interim Final Rule, M&T formed the Incentive Plan Risk Committee (“IPRC”), a management committee consisting of senior risk officers, to assist the Nomination, Compensation and Governance Committee in fulfilling its duties set forth in items (i) through (iii) above. The IPRC undertook a review of all compensation plans and prioritized such plans with respect to the level of risk associated with each plan. The assessment of risk encompassed a review of business processes, the current economic environment and the design and administration of each plan. Criteria used by the IPRC to quantify the risk included, among others, the percentage of the covered employee’s total compensation provided by the plan, the covered employee’s potential ability to manipulate earnings, if any, the covered employee’s potential impact on reported earnings and the covered employee’s ability to approve a proposed transaction or make another business decision that could have a material impact on M&T Bank Corporation. Since 2009, the IPRC has continued to monitor new employee compensation plans and changes to existing plans based on these criteria.

As a general matter, the IPRC determined that broad-based plans of general applicability that provide for welfare and retirement benefits on a non-discriminatory basis do not encourage unnecessary and excessive risks that threaten the value of M&T Bank Corporation or create an incentive or opportunity for an employee to manipulate the reported earnings of M&T Bank Corporation, and the Nomination, Compensation and Governance Committee agreed with this assessment.

SEO Compensation Plans

M&T Bank Corporation Executive Annual Incentive Plan. The discretionary nature of this plan allows awards to be based on a comprehensive assessment of performance, including risk outcomes over the long term. Therefore, the Nomination, Compensation and Governance Committee agreed with the IPRC’s determination that this plan does not encourage unnecessary or excessive risk-taking by the SEOs that threatens the value of M&T Bank Corporation or the manipulation of reported earnings.

M&T Bank Corporation 2009 Equity Incentive Compensation Plan. Due to the fact that this plan awards equity that vests over a four-year period and derives value based on the long-term performance of M&T, the Nomination, Compensation and Governance Committee, in consultation with the IPRC, determined that this plan does not encourage unnecessary or excessive risk-taking by the SEOs that threatens the value of M&T Bank Corporation or the manipulation of reported earnings.

Various Retirement Programs. M&T Bank Corporation offers various retirement programs to its SEOs, generally. Benefits under the defined benefit plans are not based on the performance of M&T Bank Corporation, while benefits under the defined contribution plans are based on the performance of M&T Bank Corporation only to the extent the participant elects to invest in Common Stock. Therefore, the Nomination, Compensation and Governance Committee, in consultation with the IPRC, determined that these plans do not encourage unnecessary or excessive risk-taking by the SEOs that threatens the value of M&T Bank Corporation or the manipulation of reported earnings.

Employee Compensation Plans

In addition to the compensation plans for SEOs discussed above, M&T Bank Corporation maintains various other employee compensation plans, some of which are discretionary in nature as to the amounts to be paid thereunder, some of which the amounts to be paid thereunder are based on a formula, some of which meet the requirements for commission compensation under the TARP Compensation Standards and others of which the amounts to be paid thereunder may be determined based on a combination of these approaches. All of these plans were reviewed by the IPRC as described above. As a result of the review, no plan was identified as having a high degree of risk. As determined by the IPRC, any plans that were considered to have features that could pose an opportunity for risk of loss that could impact earnings by $25 million or more, or the manipulation of reported earnings, were subject to additional review to assess whether or not any additional measures were required to monitor or contain risk. With respect to some plans, additional risk management processes and administrative controls, such as having M&T’s Enterprise-Wide Risk Management Committee periodically review the volume and nature of new business, were put in place to more effectively manage the potential risks posed due to the businesses in which these plans are operative. For the remaining plans, it was determined that the risk management oversight and the internal controls embedded in each line of business, the discretionary nature of many of the compensation plans or the adjustments for risk included in the method used to determine the amounts to be paid thereunder, or a combination of these approaches, are key factors that serve to ensure that the compensation plans do not encourage undesirable risk-taking activities or the manipulation of reported earnings.

On August 21, 2012, the U.S. Department of the Treasury completed its sale of the M&T preferred stock that it held as a result of M&T’s participation in the TARP CPP, and M&T ceased being subject to the TARP-related executive compensation restrictions as of such date.

While the above-described ongoing analysis of the compensation plans of M&T occurred initially in accordance with the TARP Interim Final Rule, the IPRC has continued to monitor such compensation plans after M&T exited TARP to ensure the plans do not encourage undesirable risk taking or the manipulation of earnings and to keep the Committee informed of the results of such activity. The Committee has agreed with the determinations of the IPRC.

This report was adopted on February 20, 2013 by the Nomination, Compensation and Governance Committee of the Board of Directors:

Brent D. Baird, Chairman

Robert T. Brady

Gary N. Geisel

Summary Compensation Table. The following table contains information concerning the compensation of M&T Bank Corporation’s NEOs in the fiscal years ended December 31, 2012, 2011, and 2010.

2012 Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non- Equity Incentive Plan Compen- sation	Change in Pension Value and Non- qualified Deferred Compen- sation Earnings	All Other Compen- sation		Total
		($)(1)	($)	($)(2)	($)(2)	($)	($)(3)	($)(4)		($)
Robert G. Wilmers	2012	1,850,000	195,000	750,106	0	0	330,487	232,073	(5)	3,357,666
Chairman of the Board and Chief Executive Officer of M&T Bank Corporation and M&T Bank	2011 2010	1,750,000 1,750,000	0 0	650,081 350,018	0 0	0 0	368,876 243,550	170,957 204,022		2,939,914 2,547,590
René F. Jones	2012	1,200,000	97,000	500,050	0	0	27,823	144,427	(6)	1,969,299
Executive Vice President and Chief Financial Officer of M&T Bank Corporation and M&T Bank	2011 2010	1,075,000 850,000	0 0	425,000 350,018	0 0	0 0	40,675 18,600	82,045 88,187		1,622,720 1,306,805
Mark J. Czarnecki	2012	1,850,000	160,000	650,040	0	0	176,207	196,196	(7)	3,032,443
President of M&T Bank Corporation and M&T Bank	2011 2010	1,750,000 1,600,000	0 0	600,015 450,023	0 0	0 0	232,061 126,530	126,948 139,692		2,709,024 2,316,245
Michael P. Pinto	2012	1,850,000	160,000	650,040	0	0	156,851	200,314	(8)	3,017,205
Vice Chairman of the Board of M&T Bank Corporation; Vice Chairman of the Board and Chairman and Chief Executive Officer of the Mid-Atlantic Division of M&T Bank	2011 2010	1,750,000 1,600,000	0 0	600,015 450,023	0 0	0 0	202,701 111,040	135,227 152,731		2,687,943 2,313,794
Kevin J. Pearson	2012	1,150,000	125,000	550,047	0	0	116,671	136,395	(9)	2,078,113
Executive Vice President of M&T Bank Corporation and M&T Bank	2011 2010	1,100,000 1,050,000	0 0	500,056 330,031	0 0	0 0	143,587 73,270	76,006 85,091		1,819,649 1,538,392

(1)	Effective January 3, 2010, the Nomination, Compensation and Governance Committee of M&T Bank Corporation determined to begin paying certain of its executive officers, including each of the NEOs, a portion of their base salary in Common Stock. This compensation arrangement is intended to comply with the TARP Interim Final Rule. These stock salary awards are included in the “Salary” column above and were awarded in the following amounts for 2012: Mr. Wilmers—$1,000,000; Mr. Jones—$600,000; Mr. Czarnecki—$1,050,000; Mr. Pinto—$1,050,000; and Mr. Pearson—$550,000.

(2)	The amounts indicated represent the aggregate dollar amount of compensation expense related to equity awards to each of the NEOs that was recognized by M&T Bank Corporation during 2012. The determination of this equity expense is based on the methodology set forth in Note 11 to the Financial Statements of M&T Bank Corporation in its Annual Report on Form 10-K, which was filed with the SEC on February 25, 2013.
(3)	The assumptions used to calculate the present value of accumulated benefits are the same as those used for financial statement disclosure purposes, except that no pre-retirement decrements are assumed. The present value of accrued benefits as of December 31, 2012 is calculated assuming the NEO commences his accrued benefit earned through December 31, 2012 at normal retirement age. The mortality assumption beginning at normal retirement age is based on the RP-2000 combined healthy mortality table projected for 13 years. The discount rate assumption is 5.25% for the December 31, 2010 calculations, 4.25% for the December 31, 2011 calculations and 3.75% for the December 31, 2012 calculations. Normal retirement age is age 65 for all participants except for Mr. Wilmers. Mr. Wilmers is past age 65, so he is assumed to retire at his current age. It is assumed that the NEOs will elect the single life annuity form.
(4)	Includes for each NEO: (i) a $11,250 contribution in 2012 to the Retirement Savings Plan, a qualified defined contribution plan; and (ii) a $4,500 credit under the M&T Bank Corporation Supplemental Retirement Savings Plan (the “Supplemental Retirement Savings Plan”). Also includes, for Mr. Jones: (i) a $12,500 contribution to the Retirement Accumulation Account portion of the Retirement Savings Plan, a qualified defined contribution plan; and (ii) a $5,000 credit under the Supplemental Retirement Accumulation Account portion of the Supplemental Retirement Savings Plan earned in 2012. Includes the following insurance premiums paid in 2012 in respect of term life insurance for the benefit of each of the following NEOs: Mr. Pearson—$2,622; Mr. Jones—$1,710; Mr. Czarnecki—$4,902; Mr. Pinto—$4,902; and Mr. Wilmers—$8,034. Also includes dividends and dividend equivalents on unvested restricted stock and restricted stock units for 2012 and 2011 as follows: 2012—Mr. Wilmers—$158,814; Mr. Jones—$91,647; Mr. Czarnecki—$145,966; Mr. Pinto—$145,970; and Mr. Pearson—$102,133; and 2011—Mr. Wilmers—$108,305; Mr. Jones—$32,502; Mr. Czarnecki—$81,178; Mr. Pinto—$81,179; and Mr. Pearson—$43,292.
(5)	Perquisites for Mr. Wilmers included club membership dues and expenses, parking, meals and expenses associated with an apartment in Buffalo, New York. No perquisite exceeded the greater of $25,000 or 10% of the total perquisites provided to Mr. Wilmers.
(6)	Perquisites for Mr. Jones included club membership dues and expenses, tax preparation expenses, parking and meals. No perquisite exceeded the greater of $25,000 or 10% of the total perquisites provided to Mr. Jones.
(7)	Perquisites for Mr. Czarnecki included club membership dues and expenses, tax preparation expenses, parking and meals. No perquisite exceeded the greater of $25,000 or 10% of the total perquisites provided to Mr. Czarnecki.
(8)	Perquisites for Mr. Pinto included club membership dues and expenses, tax preparation expenses, parking and meals. No perquisite exceeded the greater of $25,000 or 10% of the total perquisites provided to Mr. Pinto.
(9)	Perquisites for Mr. Pearson included tax preparation, parking and meals. No perquisite exceeded the greater of $25,000 or 10% of the total perquisites provided to Mr. Pearson.

Grants of Plan-Based Awards. The following table reflects the terms of compensation plan-based awards granted to the NEOs in 2012.

2012 Grants of Plan-Based Awards

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exer- cise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
		Threshold	Target	Maximum	Threshold	Target	Maximum
		($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)(1)(2)
Robert G. Wilmers	1/31/2012	0	0	0	0	0	0	8,152	0	—	650,040
Robert G. Wilmers	2/29/2012	0	0	0	0	0	0	1,226	0	—	100,066
René F. Jones	1/31/2012	0	0	0	0	0	0	6,271	0	—	500,050
Mark J. Czarnecki	1/31/2012	0	0	0	0	0	0	8,152	0	—	650,040
Michael P. Pinto	1/31/2012	0	0	0	0	0	0	8,152	0	—	650,040
Kevin J. Pearson	1/31/2012	0	0	0	0	0	0	6,898	0	—	550,047

(1)	The valuation of stock option awards and stock awards is based on the assumptions and methodology set forth in Note 11 to the financial statements of M&T Bank Corporation in its Annual Report on Form 10-K filed with the SEC on February 25, 2013.
(2)	Vesting of the stock awards granted to the NEOs in 2012 occurs on a graduated basis with 30% vesting on January 31, 2014, an additional 30% vesting on January 31, 2015 and the remaining 40% vesting on January 31, 2016. The M&T Bank Corporation 2009 Equity Incentive Compensation Plan allows for accelerated vesting in cases of death, disability, retirement (after January 31, 2014, or after February 28, 2014 with respect to the award to Mr. Wilmers on February 29, 2012) or a change in control.

Outstanding Equity Awards at Fiscal Year-End. The following table reflects the number and terms of stock option awards and stock awards outstanding as of December 31, 2012 for the NEOs.

Outstanding Equity Awards at 2012 Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
			(#)	($)		(#)(1)	($)	($)	($)
Robert G. Wilmers						40,779	4,015,508	0	0
René F. Jones	14,987	0	0	91.75	1/20/2014
	10,766	0	0	101.80	1/18/2015
	13,168	0	0	108.93	1/17/2016
	15,740	0	0	121.31	1/31/2017
	28,392	0	0	91.28	1/31/2018
						20,677	2,036,064	0	0
Mark J. Czarnecki	44,960	0	0	91.75	1/20/2014
	36,225	0	0	108.93	1/17/2016
	52,466	0	0	121.31	1/31/2017
	94,638	0	0	91.28	1/31/2018
						34,783	3,425,082	0	0
Michael P. Pinto	64,943	0	0	91.75	1/20/2014
	52,314	0	0	108.93	1/17/2016
	52,466	0	0	121.31	1/31/2017
	94,638	0	0	91.28	1/31/2018
						34,783	3,425,082	0	0
Kevin J. Pearson	22,968	0	0	91.75	1/20/2014
	16,921	0	0	101.80	1/18/2015
	21,353	0	0	108.93	1/17/2016
	27,982	0	0	121.31	1/31/2017
	50,474	0	0	91.28	1/31/2018
						24,038	2,367,022	0	0

(1)

Vesting of the stock awards granted to the NEOs in 2010 occurs on a graduated basis with 30% vesting on January 29, 2012, an additional 30% vesting on January 29, 2013 and the remaining 40% vesting on January 29, 2014. The M&T Bank Corporation 2009 Equity Incentive Compensation Plan allows for accelerated vesting in cases of death, disability, retirement (after January 31, 2012) or a change in control. Vesting of stock awards granted to the NEOs in 2011 occurs on a graduated basis with 30% vesting on January 29, 2013, an additional 30% vesting on January 29, 2014 and the remaining 40% vesting on January 29, 2015. The M&T Bank Corporation 2009 Equity Incentive Compensation Plan allows for accelerated vesting in cases of death, disability, retirement (after January 31, 2013) or a change in control.

Also see footnote (2) to the table set forth under the caption “2012 Grants of Plan-Based Awards” for the vesting schedule of the stock awards granted to the NEOs in 2012.

Options Exercised and Stock Vested. The following table sets forth the number of stock option awards exercised and the value realized upon exercise during 2012 for the NEOs, as well as the number of stock awards vested and the value realized upon vesting.

2012 Options Exercised and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($)(1)	(#)	($)
Robert G. Wilmers	90,000	432,900	16,844	1,345,826
René F. Jones	30,000	192,500	6,050	483,601
Mark J. Czarnecki	45,000	679,500	13,396	1,070,493
Michael P. Pinto	130,000	1,346,898	13,396	1,070,493
Kevin J. Pearson	35,000	193,364	7,511	600,287

(1)	Based upon the difference between the closing price of the Common Stock on the NYSE on the date or dates of exercise and the exercise price or prices for the stock options.

Pension Benefits. The following table sets forth the present value of the accumulated pension benefits for the NEOs.

2012 Pension Benefits (1)

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments during Last Fiscal Year
		(#)(3)	($)	($)
Robert G. Wilmers	Qualified Pension Plan (2)	29	2,285,525	0
	Supplemental Pension Plan (2)(4)	29	412,186	0
René F. Jones	Qualified Pension Plan (2)	13	178,968	0
Mark J. Czarnecki	Qualified Pension Plan (2)	32	940,061	0
	Supplemental Pension Plan (2)(4)	32	222,595	0
Michael P. Pinto	Qualified Pension Plan (2)	27	786,685	0
	Supplemental Pension Plan (2)(4)	27	208,898	0
Kevin J. Pearson	Qualified Pension Plan (2)	23	510,966	0
	Supplemental Pension Plan (2)(4)	23	95,987	0

(1)

The assumptions used to calculate the present value of accumulated benefits are the same as those used for financial reporting purposes as of December 31, 2012, assuming that all NEOs continue to work until their normal retirement age, or their current age, if later, and no pre-retirement decrements are assumed. The present value of accumulated benefits as of December 31, 2012 is calculated assuming the executive commences his accumulated benefit earned through December 31, 2012 at normal retirement age, or his current age, if earlier. For the December 31, 2012 calculation, the mortality assumption beginning at normal retirement age is based on the RP-2000 combined healthy mortality table and the discount rate assumption is 3.75%. Normal retirement age is assumed to be age 65 for purposes of the Qualified Pension Plan and the Supplemental Pension Plan for the NEOs except for Mr. Wilmers. Mr. Wilmers’ normal retirement age is considered to be age 78, his current age.
(2)	The Qualified Pension Plan provides tax-qualified pension benefits for a broad base of M&T Bank Corporation’s employees. Effective January 1, 2006, the formula used to calculate benefits under the Qualified Pension Plan and the Supplemental Pension Plan was modified with respect to benefits earned after 2005. Benefits accrued under the prior formula as of December 31, 2005 were frozen and all Qualified Pension Plan participants, including each NEO, were given a one-time election to remain in the Qualified Pension Plan and earn future benefits under a new reduced pension benefit formula, or to retain the frozen benefit in the Qualified Pension Plan and earn future benefits under a new defined contribution program, the Retirement Accumulation Account (sometimes referred to as the Qualified RAA), in which qualifying participants are credited a percentage of total pay based on length of service. Under the current formula, each participant’s retirement benefit equals the sum of (a) the participant’s accrued benefit as of December 31, 2005 and (b) for each year of credited service earned after December 31, 2005, the sum of (i) 1% of compensation for the plan year plus (ii) 0.35% of compensation for the plan year in excess of 50% of that year’s Social Security wage base. Messrs. Czarnecki, Pinto, Pearson and Wilmers elected to remain in the Qualified Pension Plan for periods on and after January 1, 2006. Mr. Jones elected to discontinue his future participation in the Qualified Pension Plan and Supplemental Pension Plan, choosing instead to participate in the Qualified RAA effective January 1, 2006, but has an accrued benefit under the Qualified Pension Plan as of December 31, 2005, but has ceased to earn any benefit accrual service and any further benefit under the Qualified Pension Plan as of January 1, 2006.
(3)	The years of credited service for all of the NEOs are based only on their service while eligible for participation in the Qualified Pension Plan or the prior pension plan of an acquired bank. Generally, a participant must be paid for at least 1,000 hours of work during a plan year to be credited with a year of service for purposes of the Qualified Pension Plan.
(4)	As described in footnote 2 above, effective January 1, 2006, the formula used to calculate benefits under the Qualified Pension Plan and the Supplemental Pension Plan was modified with respect to benefits earned after 2005, and participants were given the opportunity to elect whether to continue participation in the Qualified Pension Plan and the Supplemental Pension Plan. Of the NEOs, Messrs. Czarnecki, Pinto, Pearson and Wilmers elected to continue to participate in the revised Qualified Pension Plan and, as such, they continue to be participants in the Supplemental Pension Plan. Mr. Jones elected to discontinue his future participation in the Qualified Pension Plan and Supplemental Pension Plan, choosing instead to participate in the Qualified RAA effective January 1, 2006. M&T Bank Corporation maintains a defined contribution nonqualified Retirement Accumulation Account that is designed to provide participants with contributions that cannot be provided under the qualified Retirement Accumulation Account because of applicable federal income tax limits. As under the Supplemental Pension Plan, creditable compensation under the Supplemental RAA is also limited to $350,000. Mr. Jones participated in the Supplemental RAA in 2012 and was credited with a contribution for 2012 as reported below under the discussion of 2012 Nonqualified Deferred Compensation Plans.

Explanation of Pension Benefits Table. The Pension Benefits table indicates, for each of the Qualified Pension Plan and the Supplemental Pension Plan, the NEO’s number of years of credited service, present value of accumulated benefit and any payments made during the year ended December 31, 2012.

The amounts indicated in the column entitled “Present Value of Accumulated Benefit” represent the lump-sum value as of December 31, 2012 of the annual benefit that was earned by the NEOs as of December 31, 2012, assuming payment begins at each executive’s normal retirement age, or their current age, if later. The normal retirement age is defined as age 65 in the Qualified Pension Plan and the Supplemental Pension Plan. Certain assumptions were used to determine the present value of accumulated benefits payable at normal retirement age. Those assumptions are described in the footnote to the Pension Benefits table. Certain material terms of each of the Qualified Pension Plan and the Supplemental Pension Plan are summarized in the footnotes to the Pension Benefits table and in the narrative below.

Qualified Pension Plan. Benefits under the Qualified Pension Plan are paid over the lifetime of the NEO or the lifetimes of the NEO and a beneficiary, as elected by the NEO. If the NEO is married on the date payments are to begin under the Qualified Pension Plan, payment will be in the form of a joint and 50% survivor annuity with the spouse as beneficiary unless the NEO elects another form of payment with the consent of the spouse. None of the NEOs are eligible to elect to receive the benefit due under the Qualified Pension Plan in the form of a one-time lump sum payment. If benefits are paid in a form in which a benefit is to be paid to a beneficiary after the death of the NEO, benefits are reduced from the amount payable as a lifetime benefit solely to the NEO in accordance with the actuarial factors that apply to all participants in the Qualified Pension Plan. A participant’s benefit under the Qualified Pension Plan is generally payable as an annuity with monthly benefit payments unless the present value of the normal retirement benefit is less than $5,000. Benefits under the Qualified Pension Plan are funded by an irrevocable, tax-exempt trust. The Qualified

Pension Plan benefits of all participants, including those benefits of NEOs, are payable from the assets held by the tax-exempt trust.

Creditable compensation under the Qualified Pension Plan generally includes the compensation reported on Form W-2 in the box for wages, tips and other compensation plus pre-tax salary reduction contributions under the Retirement Savings Plan and the M&T Bank Corporation Flexible Benefits Plan. In calculating a participant’s benefit, annual compensation in excess of a limit set annually by the Secretary of the Treasury may not be considered.

A participant is eligible for early retirement under the Qualified Pension Plan if the participant retires before normal retirement age but after attaining age 55 and completing 10 years of service. An early retirement benefit is reduced 4% per year for each year that the benefit commences prior to normal retirement age. At December 31, 2012, Messrs. Jones and Pearson were not eligible for early retirement.

Benefits under the Qualified Pension Plan are 100% vested after an employee has completed at least five years of service, and each NEO is 100% vested in his benefits in the Qualified Pension Plan.

Supplemental Pension Plan. The Supplemental Pension Plan provides a benefit that is equal to the difference between the pension benefit that would be provided under the Qualified Pension Plan if that plan were not subject to certain limits imposed by the Internal Revenue Code, and the benefit actually provided under the Qualified Pension Plan. Creditable compensation that may be considered under the Supplemental Pension Plan formula is limited to $350,000.

Generally, benefits under the Supplemental Pension Plan are paid over the lifetime of the NEO or the lifetimes of the NEO and a beneficiary, as elected by the NEO. The Supplemental Pension Plan does allow a NEO to elect to receive the benefit due under the plan in the form of a one-time lump sum payment. If benefits are paid as a lump sum payment, benefits are adjusted from the amount payable as a lifetime benefit solely to the NEO in accordance with the actuarial factors that apply to all participants in the Qualified Pension Plan.

The pension benefit under the Supplemental Pension Plan is reduced in the same manner as under the Qualified Pension Plan if it begins to be paid before normal retirement age and continues to accrue in the same manner as under the Qualified Pension Plan if it begins to be paid after the normal retirement age.

Service is determined under the Supplemental Pension Plan in the same manner as under the Qualified Pension Plan, as described above. The vesting schedule in the Supplemental Pension Plan is the same as in the Qualified Pension Plan and all of the NEOs are 100% vested in their benefits in the Supplemental Pension Plan.

Nonqualified Deferred Compensation. The following table sets forth contributions, earnings and year-end balances for 2012 with respect to nonqualified deferred compensation plans for the NEOs.

2012 Nonqualified Deferred Compensation

Name	Plan Name	Executive Contri- butions in Last FY	Registrant Contri- butions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals /Distributions	Aggregate Balance at Last FYE
		($)(1)	($)(2)	($)(3)	($)	($)(4)
Robert G. Wilmers	Supplemental 401(k)	10,000	4,500	121,697	0	517,466
René F. Jones	Supplemental 401(k)	18,000	4,500	32,843	0	143,758
	Supplemental RAA	0	5,000	3,991	0	32,617
Mark J. Czarnecki	Supplemental 401(k)	6,000	4,500	21,449	0	212,233
Michael P. Pinto	Supplemental 401(k)	6,000	4,500	21,208	0	201,735
	Deferred Bonus Plan	0	0	49,638	87,548	333,395
Kevin J. Pearson	Supplemental 401(k)	6,000	4,500	28,819	0	123,191

(1)	The Supplemental 401(k) contributions were based on the NEOs’ deferral elections and the salaries shown in the Summary Compensation Table. The salaries in the Summary Compensation Table include these contributions.
(2)	This column represents M&T Bank Corporation’s matching contributions attributable to contributions made to the Supplemental 401(k) during 2012 by the NEOs and contributions by M&T Bank Corporation to the Supplemental RAA attributable to 2012 based on compensation earned and service performed during the year. The contribution by M&T Bank Corporation to the Supplemental RAA attributable to 2012 was made after December 31, 2012 and is not reflected in the aggregate year-end balance for Mr. Jones. These values are also reflected in the “All Other Compensation” column of the Summary Compensation Table.
(3)	This column reflects earnings or losses on plan balances in 2012. Earnings may increase or decrease depending on the performance of the elected hypothetical investment options. Earnings on these plans are not “above-market” and thus are not reported in the Summary Compensation Table. Plan balances may be hypothetically invested in various mutual funds and Common Stock as described below. Investment returns on those funds and Common Stock ranged from 1.58% to 33.23% for the year ended December 31, 2012.
(4)	This column represents the year-end balances of the NEOs’ nonqualified deferred compensation accounts. These balances include NEOs’ and M&T Bank Corporation’s contributions that were included in the Summary Compensation Tables in previous years. Amounts in this column include earnings that were not previously reported in the Summary Compensation Table because they were not “above-market” earnings.

Overview of Nonqualified Deferred Compensation Plans. M&T Bank Corporation maintains two nonqualified deferred compensation plans: the Supplemental Retirement Savings Plan and the M&T Bank Corporation Deferred Bonus Plan (the “Deferred Bonus Plan”), which is now frozen as described in more detail below.

The Supplemental Retirement Savings Plan mirrors the tax-qualified, defined contribution Retirement Savings Plan maintained by M&T Bank Corporation in that it consists of two parts: a Supplemental 401(k) Plan and a Supplemental Retirement Accumulation Account Plan. The tax-qualified Retirement Savings Plan provides benefits under both portions up to the limit set by the Internal Revenue Code on compensation that can be recognized under a tax-qualified plan. The Supplemental Retirement Savings Plan provides unfunded, non-qualified benefits to select management based on compensation in excess of the Internal Revenue Code limit for tax-qualified plans up to a maximum creditable compensation level of $350,000.

Under the tax-qualified 401(k) (or Qualified 401(k) Plan) portion of the Retirement Savings Plan, a participant may elect to contribute up to 50% of creditable plan compensation, in which event, the participant will be credited with a matching employer contribution equal to 100% of contributions that do not exceed 3% of the participant’s contributions plus 50% of the contributions that exceed 3% but not 6% of the participant’s compensation under the plan. All participants are always 100% vested in all contributions in the Qualified 401(k) Plan. All NEOs participate in the Qualified 401(k) Plan.

Under the tax-qualified Retirement Accumulation Account (or Qualified RAA) of the Retirement Savings Plan, a participant will be credited with an employer contribution based on the participant’s years of service recognized under the plan for each year in which the participant is credited with at least 1,000 hours of service and is employed by M&T Bank Corporation on December 31st of such year (or for such years where employment was terminated during the year due to retirement, death or disability). Benefits under the Qualified RAA are subject to a five-year cliff vesting schedule. As explained in the discussion of the 2012 Pension Benefits table, Mr. Jones is the only NEO who participates in the Qualified RAA, and he is fully vested in the benefits under the plan based on his years of service.

The Deferred Bonus Plan was frozen effective January 1, 2010, and does not allow any deferrals of bonuses earned after that date. Prior to that date, the Deferred Bonus Plan allowed select members of management and highly compensated employees of M&T Bank Corporation to defer all or a portion of an annual bonus they received under an M&T Bank Corporation bonus or incentive plan.

Supplemental Retirement Savings Plan—Supplemental 401(k) Plan. The Supplemental 401(k) Plan provides unfunded, non-qualified benefits to select members of management and highly compensated employees of M&T Bank Corporation. All of the NEOs participate in the Supplemental 401(k) Plan.

For a given year, a participant may elect to contribute up to 50% of creditable plan compensation and the participant must elect the contribution percentage before the beginning of the year. A participant who contributes to the Supplemental 401(k) Plan for a given year is credited with a matching employer contribution under the Supplemental 401(k) Plan determined under the same matching formula as in the Qualified 401(k) Plan, which generally provides for a match equal to 100% of contributions that do not exceed 3% of the participant’s compensation plus 50% of the contributions that exceed 3% but not 6% of the participant’s compensation. Creditable compensation under the Supplemental 401(k) Plan is defined in the same way as under the Qualified Pension Plan, but it includes amounts deferred by participants under the Supplemental 401(k) Plan and includes compensation credited under the tax-qualified 401(k) plan, the Retirement Savings Plan. The maximum creditable compensation for the plan in any year is $350,000.

A participant is always 100% vested in both his or her own contributions and the employer matching contributions, and all earnings on both types of contributions under the Supplemental 401(k) Plan. The plan provides that a participant may elect to receive benefits at a specified age or date, upon separation from service, at death or disability, or at the earliest of these events. A participant may elect to receive benefits in the form of a single lump sum or in annual installments payable over 5 or 10 years. Elections are made with respect to each year’s contribution to the Supplemental 401(k) Plan prior to the beginning of each year. All payments from the Supplemental 401(k) Plan are made in the form of cash.

Supplemental Retirement Savings Plan—Supplemental Retirement Accumulation Account Plan. The Supplemental Retirement Accumulation Account (or Supplemental RAA) portion of the Supplemental Retirement Savings Plan (or Supplemental RSP) is designed to provide participants with benefits that cannot be provided under our qualified plans as a result of limitations imposed by the Internal Revenue Code. Mr. Jones is the only NEO who participates in the Supplemental RAA.

For a given year, the Supplemental RAA credits a contribution on behalf of a participant that is equal to the difference between (1) the contribution that would be provided on plan compensation under the Qualified RAA if the Internal Revenue Code Limit did not exist up to the Supplemental RSP Plan compensation limit of $350,000, and (2) the contribution actually provided under the Qualified RAA. Mr. Jones was credited with $5,000 for the 2012 plan year. The book reserve accounts attributable to Supplemental RAA contributions are subject to the same vesting schedule as the accounts in the Qualified RAA, and Mr. Jones is fully vested in his Supplemental RAA account. Benefits under the Supplemental RAA are payable in the first quarter of 2013 and benefits under the Supplemental 401(k) are paid in the fourth quarter of 2012. Service in the Supplemental RAA is determined in the same manner as under the Qualified RAA.

Deferred Bonus Plan. Through December 31, 2009, the Deferred Bonus Plan allowed select members of management and highly compensated employees of M&T Bank Corporation to defer all or a portion of an annual bonus award they received under an M&T Bank Corporation bonus or incentive plan. Deferrals under the Deferred Bonus Plan have been discontinued as of December 31, 2009, although Mr. Pinto has an account in the Deferred Bonus Plan as of December 31, 2012 resulting from prior years’ deferrals and received a distribution under the plan in accordance with an election made under the plan in 1997.

When the Deferred Bonus Plan was active, an eligible employee could elect to defer a specific percentage or a dollar amount of the award, with a minimum deferral of $10,000. A participant could elect to defer such amount for a period of 5 to 20 years and could elect to receive the deferred account balance in a single lump sum or in annual installments over 5 or 10 years. If the participant’s employment ends prior to the time all deferrals have been distributed, the deferral period ends and payments commence in the form elected. Participants are always 100% vested in their deferred account balance.

Potential Payments Upon Termination or Change in Control. The following table indicates the potential post-employment payments and benefits for the NEOs in the event that either of the following had occurred on December 31, 2012 and assuming M&T Bank Corporation was not subject to the TARP Compensation Standards: (i) an involuntary termination of employment or (ii) a change in control event accompanied by an involuntary termination of employment.

2012

Post-Employment Benefits (1)

Name	Severance Pay	Health Benefit Coverage	Value of Equity Awards	Total Benefits Upon Involuntary Termination	Total Benefits Upon Involuntary Termination Preceded by Change in Control Event
	($)(2)	($)	($)	($)	($)
Robert G. Wilmers	1,700,000	34,299	4,015,508	1,734,299	5,749,807
René F. Jones	1,200,000	15,728	2,036,064	1,215,728	3,215,792
Mark J. Czarnecki	1,600,000	15,650	3,425,082	1,615,650	5,040,732
Michael P. Pinto	1,600,000	19,008	3,425,082	1,619,008	5,044,090
Kevin J. Pearson	1,200,000	25,387	2,367,022	1,225,387	3,592,409

(1)	In the event of an involuntary termination of employment, NEOs are entitled to the accelerated vesting of equity awards only if such involuntary termination is preceded by a change-in-control event.
(2)	Assumes the NEO would receive the maximum potential severance of 104 weeks of cash base salary.

Severance Pay Plan. M&T Bank Corporation maintains a Severance Pay Plan that provides eligible employees with post-employment severance payments that are tiered based upon an employee’s position and years of service, and the continuation of certain employee benefits when a “Qualifying Event” (defined as any permanent, involuntary termination of a participant’s active employment as a result of a reduction in force, restructuring, outsourcing or elimination of position) occurs. Each NEO participates in the plan. Upon the occurrence of a Qualifying Event, each NEO will be entitled to:

•	the continuation of his cash base salary for at least 52 weeks, but in no event more than 104 weeks as determined at the time of the Qualifying Event; and

•	the continuation of certain benefits during the period in which severance payments are made, including, but not limited to medical, dental and vision insurance, life insurance and flexible spending accounts, provided the NEO continues to make contributions at the active employee rate.

In accordance with the TARP Compensation Standards, the Severance Pay Plan was amended to prohibit the payment of any post-employment severance payments and the continuation of any employee benefits to any of the NEOs or the next five most highly compensated employees for the period of time during which any portion of the TARP investment remained outstanding.

Accelerated Vesting of Equity Awards. Under M&T Bank Corporation’s various equity compensation plans, upon a change of control or death, disability or retirement, all employees, including the NEOs, would be immediately vested in any outstanding awards that were unvested at the time of the change of control or death, disability or retirement. For the period of time during which any portion of the TARP investment remained outstanding, the acceleration of vesting of unvested equity awards may be prohibited upon the departure of the NEOs or the next five most highly compensated employees or upon a change in control of M&T Bank Corporation, in accordance with the TARP Compensation Standards.

Director Compensation. The following table contains information concerning the compensation of M&T Bank Corporation’s directors in the 2012 fiscal year.

2012 Director Compensation

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non- Equity Incentive Plan Compen- sation	Changes in Pension Value and Non- Qualified Deferred Compen- sation Earnings	All Other Compen- sation	Total
	($)(1)	($)(2)	($)	($)	($)	($)	($)
Donald E. Foley			0	0	0	0	781,250	(3)
Robert E. Sadler, Jr.			0	0	0	0	200,000	(4)
C. Angela Bontempo	75,638	75,362	0	0	0	0	151,000
Brent D. Baird	190	146,560	0	0	0	0	146,750
Patrick W.E. Hodgson	72,211	71,789	0	0	0	0	144,000
Richard G. King	70,682	70,318	0	0	0	0	141,000
Herbert L. Washington	67,651	67,349	0	0	0	0	135,000
Robert T. Brady	61,725	61,275	0	0	0	0	123,000
T. Jefferson Cunningham III	60,193	59,807	0	0	0	0	120,000
Gary N. Geisel	59,673	59,527	0	0	0	0	119,200
Jorge G. Pereira	55,662	55,338	0	0	0	0	111,000
Melinda R. Rich	52,657	52,343	0	0	0	0	105,000
John D. Hawke, Jr. (5)	30,427	30,156	0	0	0	0	60,583
Robert J. Bennett (6)	24,843	24,824	0	0	0	0	49,667
Michael D. Buckley (7)	20,719	20,614	0	0	0	0	41,333

(1)	Pursuant to the terms of the M&T Bank Corporation 2008 Directors’ Stock Plan (“2008 Directors’ Stock Plan”), each director can elect to receive payment of his or her annual compensation in cash, in shares of Common Stock, or in a combination of cash and shares of Common Stock for services as a director or advisory director of M&T Bank Corporation and its subsidiaries. The amounts listed in this column show only the amount of fees paid in cash.
(2)	Reflects fees paid in the form of Common Stock, which is paid at the end of each calendar quarter. The value of Common Stock paid is based on the grant date fair value, which equals the value as of the last business day of each calendar quarter on which shares of Common Stock are quoted on the NYSE.
(3)	In accordance with the policy of the Board of Directors, Mr. Foley was not eligible to receive directors’ fees due to his continued service to M&T Bank Corporation as a paid consultant. The amount shown represents fees Mr. Foley earned under a consulting arrangement with M&T Bank that commenced as of January 1, 2012 and remained in place throughout 2012. Mr. Foley ceased to be a director of M&T Bank Corporation on April 17, 2012.

(4)	In accordance with the policy of the Board of Directors, Mr. Sadler is not eligible to receive directors’ fees due to his continued service to M&T Bank Corporation as a paid consultant. The amount shown represents fees Mr. Sadler earned under a consulting arrangement with M&T Bank that commenced as of July 1, 2010 and remained in place throughout 2012.
(5)	Mr. Hawke was appointed to the Board on June 8, 2012.
(6)	Mr. Bennett ceased to be a director on April 17, 2012.
(7)	Mr. Buckley ceased to be a director on April 17, 2012.

M&T Bank Corporation Directors’ Fees. Directors of M&T Bank Corporation who are not also salaried officers of M&T Bank Corporation or its subsidiaries receive an annual retainer of $85,000 plus an attendance fee of $2,000 for each meeting of the Board of Directors attended. Members of the Audit and Risk Committee (other than the chair) receive an additional annual retainer of $10,000, and the chair of the Audit and Risk Committee receives an additional retainer of $20,000. Directors who are members of a committee of the Board of Directors of M&T Bank Corporation receive $1,000 for each committee meeting attended, except members of the Audit and Risk Committee, who receive $3,000 for each Audit and Risk Committee meeting attended, and members of the Nomination, Compensation and Governance Committee who receive $2,000 for each Nomination, Compensation and Governance Committee meeting attended. Compensation is paid at the end of each calendar quarter in an amount equal to one-quarter of a director’s annual retainer and the meeting fees earned during such quarter. All directors of M&T Bank Corporation are entitled to reimbursement for travel expenses incidental to their attendance at meetings. The Board of Directors has determined that no fees (retainer, attendance or otherwise) shall be paid to a director who is a salaried officer of M&T Bank Corporation or any of its subsidiaries, or where such individual continues to receive payment for ongoing services to M&T Bank Corporation or any of its subsidiaries immediately after ceasing to be a salaried officer.

M&T Bank Corporation 2008 Directors’ Stock Plan. Pursuant to the terms of the 2008 Directors’ Stock Plan, each director can elect to receive payment of his or her annual compensation in cash, in shares of Common Stock, or in a combination of cash and shares of Common Stock for services as a director or advisory director of M&T Bank Corporation and its subsidiaries. The number of shares of Common Stock paid is determined by dividing the amount of such compensation payable in shares of Common Stock by the closing price of Common Stock on the NYSE on the business day immediately preceding the day the compensation is payable. Shares of Common Stock received in payment of fees vests immediately upon grant.

M&T Bank Directors’ Fees. Directors of M&T Bank Corporation who also serve as directors of M&T Bank or its subsidiaries, if not salaried officers of M&T Bank Corporation or its subsidiaries, receive attendance fees for each board, council or committee meeting attended, unless any such meeting is held concurrently with board or committee meetings of M&T Bank Corporation, of which they are also a member. Except as described below, such attendance fees and the cash versus stock allocations are identical to the schedule of fees paid to directors of M&T Bank Corporation for board and committee meetings attended described above in the section entitled, “M&T Bank Corporation Directors’ Fees.”

Mr. Baird, as a member of the Directors Advisory Council of the New York City/Long Island Division of M&T Bank, received an annual retainer of $10,000 and a fee of $1,250 for each such meeting attended by him. Mr. Bennett, as a member of the Directors Advisory Council of the Central New York Division of M&T Bank, received a fee of $1,000 for each such meeting attended by him. Mr. Cunningham, as the chairman of the Directors Advisory Council of the Hudson Valley Division of M&T Bank, received a fee of $1,000 for each such meeting attended by him. Mr. Geisel, as the chairman of the Directors Advisory Council of the Baltimore-Washington Division of M&T Bank, received a fee of $300 for each such meeting attended by him. All such directors of M&T Bank and its subsidiaries are entitled to reimbursement for travel expenses incidental to their attendance at meetings.

Nonqualified Deferred Compensation Arrangements for Directors. Mr. King is a participant in the Keystone Directors Fees Plan that was assumed by M&T Bank Corporation in connection with its acquisition of Keystone. The plan is a nonqualified, unfunded plan under which a Keystone director could elect to defer directors’ fees in the form of phantom shares of Keystone’s common stock. Upon the acquisition of Keystone, the right of participants to receive Keystone common stock was converted into the right to receive stock in M&T Bank Corporation. Mr. King will receive annual distributions from his plan account over a five-year period commencing upon his resignation or retirement as a director.

Mr. Foley is a participant in the Wilmington Trust Company Directors Stock Deferral Plan that was assumed by M&T Bank Corporation in connection with its acquisition of Wilmington Trust Corporation. The plan is a nonqualified, unfunded plan under which a Wilmington Trust director could elect to defer director’s fees in the form of phantom shares of Wilmington Trust Corporation common stock. Upon the acquisition of Wilmington Trust Corporation, the right of the participants to receive Wilmington Trust Corporation common stock was converted to the right to receive Common Stock. Mr. Foley elected to receive a lump sum distribution from his plan account commencing upon his resignation or retirement as a director. His departure from the Board was on April 17, 2012.

TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

Mr. Wilmers is the beneficial owner of a 50 percent interest in certain entities which are unaffiliated with M&T Bank Corporation and which own commercial aircraft that are leased to a commercial aviation service. From time to time, M&T Bank charters planes from the aviation service for business use by Mr. Wilmers. M&T Bank paid $507,928 to the aviation service for use of the aircraft in 2012. M&T Bank has determined that the fees paid to the aviation service for such business use of the aircraft are fair and competitive.

Mr. King’s son-in-law, David Sivel, was hired as a non-executive officer employee of M&T Bank in November 2008. During 2012, he earned direct compensation of $216,239. This compensation is comparable to that of employees performing similar functions at M&T Bank.

Mr. Foley entered into a consulting agreement with M&T Bank Corporation, effective January 1, 2012, following termination of his employment, pursuant to which he will be paid approximately $65,000 per month and receive various medical, disability and other benefits until December 31, 2015.

Mr. Sadler is party to a consulting agreement with M&T Bank Corporation pursuant to which he is paid a consulting fee of $200,000 per year.

Directors and executive officers of M&T Bank Corporation and their associates are, as they have been in the past, customers of, and have had transactions with, the banking and other operating subsidiaries of M&T Bank

Corporation, and additional transactions may be expected to take place in the future between such persons and subsidiaries. Any loans from M&T Bank Corporation’s subsidiary banks to such persons and their associates outstanding at any time since the beginning of 2012 were made in the ordinary course of business of the banks on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the banks or their subsidiaries, and did not involve more than normal risk of collectability or present other unfavorable features.

In accordance with applicable NYSE listing standards, the Nomination, Compensation and Governance Committee reviews, approves or ratifies all related party or affiliate transactions between M&T Bank Corporation and any of its affiliates, directors, officers and/or employees or in which any of such persons directly or indirectly is interested or benefited other than for extensions of credit otherwise covered by policies and procedures governed by Federal Reserve Regulation O. The Nomination, Compensation and Governance Committee determines whether a particular relationship serves the best interest of M&T Bank Corporation and its shareholders and whether the relationship should be continued. In addition, M&T Bank Corporation has a Code of Business Conduct and Ethics for its directors, officers and employees, as well as its agents and representatives, including consultants, which requires that individuals avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the best interests of M&T Bank Corporation. The Code of Business Conduct and Ethics encourages individuals to report any illegal or unethical behavior that they observe. In addition, as described in the section entitled, “BOARD OF DIRECTORS, DETERMINATION OF INDEPENDENCE AND ATTENDANCE,” such related party or affiliate transactions are considered by the

Board of Directors in its review of director independence.

CORPORATE GOVERNANCE OF M&T BANK CORPORATION

The Board of Directors believes that the purpose of corporate governance is to ensure that shareholder value be maximized in a manner consistent with legal requirements and the highest standards of ethics and integrity. Recognizing the importance of corporate governance, the Board of Directors adopted corporate governance standards in July 1997 and has consistently adhered to corporate governance practices that the Board of Directors and executive management believe promote this purpose. The Board of Directors has evaluated and approved its corporate governance standards on an annual basis since their adoption.

The Board of Directors last amended its Corporate Governance Standards in April 2012. The current Corporate Governance Standards are available on M&T Bank Corporation’s website at ir.mandtbank.com/corpgov.cfm. The Corporate Governance Standards address the qualifications and responsibilities of directors, board committee charters, a corporate disclosure policy, controls and procedures regarding financial reporting and disclosure, and separate codes of ethics for all employees and the chief executive officer and senior financial officers.

Under M&T Bank Corporation’s Amended and Restated Bylaws, in an uncontested election, the affirmative vote of a majority of the votes cast in favor or against the election of a nominee is required for the election of such nominee as a director, assuming a quorum is present or represented at the meeting. If an incumbent director in an uncontested election does not receive a majority of the votes cast in favor or against such director, that director would be required to tender his or her resignation to the Board of Directors. The Board of Directors will then determine whether or not to accept such resignation, taking into account the recommendation of the Nomination, Compensation and Governance Committee, and will publicly disclose via a press release or SEC filing its decision within 90 days of the certification of the election results.

During 2012, the Nomination, Compensation and Governance Committee engaged Aon/McLagan to provide compensation consulting services regarding executive officer and director compensation, including with respect to the amount and form of executive compensation. The fees for such engagement totaled $217,803 for 2012. In addition, Aon/McLagan has also been engaged by M&T Bank Corporation to provide additional services. Specifically, Aon/McLagan provided compensation consulting services and compensation survey information to management of M&T Bank Corporation during 2012 for a total cost of $30,500. The decision to engage Aon/McLagan for these services was made by management after consultation with the Nomination, Compensation and Governance Committee and a determination was made that no conflict of interest existed.

BOARD OF DIRECTORS, COMMITTEES OF THE BOARD AND ATTENDANCE

Board of Directors, Determination of Independence and Attendance. Pursuant to the Corporate Governance Standards, the Board of Directors undertook a review of director independence in April and June 2012. As a result of that review, the Board of Directors determined that 11 of its 15 then current members met the NYSE standard for independence. Of the 15 nominees standing for election as directors at the 2013 Annual Meeting of Shareholders, all of whom are currently serving as such, the Board has affirmatively determined that 11 meet the NYSE standard for independence. The Board of Directors uses categorical standards to assist it in making independence determinations. Under these standards, absent other material relationships with M&T Bank Corporation that the Board of Directors believes jeopardize a director’s independence from management, a director will be independent unless the director or any of his or her immediate family members had any of the following relationships with M&T Bank Corporation: employment during any of the past three years (as an executive officer in the case of family members); the receipt of more than $120,000 per year in direct compensation (other than director fees and pension or other forms of deferred compensation for prior service not contingent upon continued service and as an executive officer in the case of family members) during any 12-month period over the past three years; affiliation or employment with a present or former internal or external auditor during any of the past three years; employment with another company where any executive officers of M&T Bank Corporation serve on that company’s compensation committee during any of the past three years; being an executive officer of a charitable organization to which M&T Bank Corporation contributed the greater of $1 million or two percent (2%) of such charitable organization’s consolidated gross revenues in any single fiscal year during the preceding three years; or being an executive officer of a company that makes payments to, or receives payments from, M&T Bank Corporation for property or services in a fiscal year in an amount in excess of the greater of $1 million or two percent (2%) of such other company’s consolidated gross revenues. In addition, if any business relationship described in the last clause of the preceding sentence is a lending relationship, deposit relationship, or other banking or commercial relationship between M&T Bank Corporation, on the one hand, and an entity with which the director or family member is affiliated by reason of being a director, officer or a significant shareholder thereof, on the other hand, such relationships must meet the following criteria: (1) it must be in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons; and (2) with respect to extensions of credit by M&T Bank Corporation to such entity: (a) such extensions of credit have been made in compliance with applicable law, including Federal Reserve Regulation O of the Board of Governors of the Federal Reserve and Section 13(k) of the Exchange Act and (b) no event of default has occurred and is continuing beyond any period of cure.

In making its determination as to the independent directors, the Board of Directors considered the following categories of transactions, relationships and arrangements with directors and their immediate family members and any such person’s principal business affiliations: for Messrs. Brady, and King, ordinary course, non-preferential extensions of credit or other financial services; for Mr. Hawke and Mrs. Rich, payments by M&T Bank to a director-affiliated company for services in an amount that does not exceed the greater of $1 million or 2% of such company’s consolidated gross revenues and for Mr. King, employment of his son-in-law by M&T Bank as a non-executive officer as discussed above.

The Board of Directors, upon the recommendation of the Nomination, Compensation and Governance Committee considered these transactions, relationships and arrangements and, consistent with the applicable independence standards, determined that they do not impair the relevant director’s independence as a director of M&T Bank Corporation or as a member of the committees on which they serve.

The Board of Directors considers all relevant facts and circumstances and the application of the categorical standards and, based on its review of this information, affirmatively determined that the directors identified below as “independent” do not have any material relationships with M&T Bank Corporation.

Following are the names of each current member of the Board of Directors for whom an affirmative determination of independence was made in 2012:

Brent D. Baird

C. Angela Bontempo

Robert T. Brady

T. Jefferson Cunningham, III

Gary N. Geisel

John D. Hawke, Jr.

Patrick W.E. Hodgson

Richard G. King

Jorge G. Pereira

Melinda R. Rich

Herbert L. Washington

The Board of Directors held eleven meetings during 2012. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees on which the director served that were held during the time such individual served as a director or a committee member.

It is the policy of M&T Bank Corporation that all members of the Board of Directors attend its Annual Meetings of Shareholders, absent exigent circumstances. Of the nominees standing for election at the 2013 Annual Meeting of Shareholders 14 were elected at last year’s Annual Meeting of Shareholders. All of the then directors attended last year’s Annual Meeting of Shareholders. John D. Hawke, Jr. was appointed to the Board of Directors of M&T Bank Corporation effective June 8, 2012.

Board Leadership Structure. Mr. Wilmers serves as the Chairman of the Board and the Chief Executive Officer of M&T Bank Corporation. He has held the post of Chief Executive Officer for the past 30 years, excluding a period of 18 months during which Mr. Sadler held such title. He has also served as Chairman of the Board for the majority of these years. In light of Mr. Wilmers’ significant leadership tenure with the organization, and the fact that he led the company through its growth from a local community bank to one of the top 20 largest domestic commercial banking institutions, the company believes this is an appropriate structure for leadership of the Board of Directors as it fosters, among other matters, effective decision-making and clear accountability. Mr. Pereira serves as the lead independent director, a position which he has held for over nine years. As the lead independent director, Mr. Pereira presides over the executive sessions of the non-management directors of M&T Bank Corporation.

The Board of Directors has delegated its risk oversight duties to the Audit and Risk Committee. The Board of Directors receives reports from the Audit and Risk Committee at each of its meetings. Further, the Enterprise-Wide Risk Management Committee of M&T Bank Corporation, which is the primary management-level risk committee, and the M&T Bank Corporation risk management officer make regular reports directly to the Audit and Risk Committee.

Executive Sessions of the Board of Directors. The non-management directors of M&T Bank Corporation meet at regularly scheduled executive sessions without management. Mr. Pereira, a vice chairman of the Board of Directors and the lead independent director, presides at these meetings. In his absence, the non-management directors determine which one of them will preside at such meetings.

Interested parties may make their concerns known directly to the lead independent director or the non-management directors as a group by submitting their written correspondence to M&T Bank Corporation’s Corporate Secretary, One M&T Plaza, Buffalo, New York 14203. The Corporate Secretary may facilitate such direct communications to the lead independent director or the non-management directors as a group by reviewing, sorting and summarizing such communications.

Audit and Risk Committee. In addition to selecting the independent registered public accounting firm, the Audit and Risk Committee serves as the examining committee for Wilmington Trust, N.A. and reviews the activities of the Examining Committee of M&T Bank, the audit plan and scope of work of M&T Bank Corporation’s independent registered public accounting firm, the results of the annual audit and the limited reviews of quarterly financial information, the recommendations of the independent registered public accounting firm with respect to internal controls and accounting procedures, major policies with respect to risk assessment and risk management, and any other matters it deems appropriate. Ms. Bontempo (Chair) and Messrs. Hodgson, King and Washington served as members of the Audit and Risk Committee throughout 2012, and all of them are currently serving as such. From time to time, Audit and Risk Committee meetings may be attended by other members of the Board of Directors, employees of M&T Bank Corporation, representatives of the independent registered public accounting firm or other outside advisors as the Audit and Risk Committee requests or deems necessary, useful or appropriate in its sole discretion.

The Board of Directors has determined that the members of the Audit and Risk Committee have no financial or personal ties to M&T Bank Corporation (other than director compensation, equity ownership and transactions made in the ordinary course of business with its banking and other operating subsidiaries as described in this Proxy Statement) and meet both the NYSE and Securities Exchange Act standards for independence. In addition, the Board of Directors has determined that each member of the Audit and Risk Committee is “financially literate,” and that at least one member of the Audit and Risk Committee meets the NYSE standard of having “accounting or related financial management expertise.” In addition, the Board of Directors has determined that Ms. Bontempo and Mr. Hodgson are each an “audit committee financial expert.”

The Audit and Risk Committee operates pursuant to a written charter that was last amended on August 21, 2012. A copy of the Audit and Risk Committee Charter can be accessed on M&T Bank Corporation’s website at ir.mandtbank.com/corpgov.cfm. The Audit and Risk Committee Charter gives the Audit and Risk Committee the authority and responsibility for the appointment, retention, compensation and oversight of the independent registered public accounting firm, including pre-approval of all audit and non-audit services to be performed by the independent registered public accounting firm. The Audit and Risk Committee Charter also gives the committee authority to fulfill its obligations under SEC and NYSE requirements.

On January 15, 2013, the Board of Directors of M&T Bank Corporation established a separate Risk Committee of the Board of Directors in anticipation of the finalization of the Federal Reserve Rule for Enhanced Prudential Standards and in furtherance of its corporate governance structure. As a result, the Audit and Risk Committee (which will be renamed the Audit Committee) will delegate its risk oversight responsibilities to the Risk Committee, but will review the Risk Committee’s risk oversight process in accordance with current NYSE requirements. The Audit and Risk Committee will also amend its charter to reflect these changes. As of the date of the printing of this Proxy Statement, the charter of the Audit and Risk Committee has not yet undergone such amendment. In addition, the Risk Committee has not yet formally met, nor has it adopted a written charter, although it is anticipated that the Risk Committee will adopt a charter at its initial meeting.

Report of the Audit and Risk Committee. The members of the Audit and Risk Committee are independent as that term is defined in the listing standards of the NYSE. The Audit and Risk Committee operates under a written charter adopted by the Board of Directors. A copy of the Audit and Risk Committee Charter can be accessed on M&T Bank Corporation’s website at ir.mandtbank.com/corpgov.cfm. During 2012, the Audit and Risk Committee met seven times, and held discussions with M&T Bank Corporation’s management and representatives of its independent registered public accounting firm consistent with its responsibilities under its charter.

Management is responsible for the preparation of M&T Bank Corporation’s consolidated financial statements and their assessment of the design and effectiveness of M&T Bank Corporation’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of M&T Bank Corporation’s consolidated financial statements and opining on management’s internal control assessment and the effectiveness of those controls in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing its reports thereon. As provided in its charter, the Audit and Risk Committee’s responsibilities include monitoring and overseeing these processes.

In discharging its oversight responsibilities, the Audit and Risk Committee has reviewed and discussed M&T Bank Corporation’s 2012 audited consolidated financial statements with M&T Bank Corporation’s management and its independent registered public accounting firm and has reviewed and discussed with the independent registered public accounting firm all communications required by standards of the PCAOB, including the matters described in PCAOB AU Section 380 (Communication with Audit Committees), which include, among other items, matters related to the conduct of the audit of M&T Bank Corporation’s financial statements.

The Audit and Risk Committee has also received the written disclosures and the letter from M&T Bank Corporation’s independent registered public accounting firm as required by the PCAOB’s Ethics and Independence Rule 3526 (Communication with Audit Committees Concerning Independence) and has discussed with the independent registered public accounting firm their independence.

Based on these reviews and discussions with management and the independent registered public accounting firm, the Audit and Risk Committee has recommended to the Board of

Directors that the audited consolidated financial statements and report on management’s assessment of the design and effectiveness of internal control over financial reporting be included in M&T Bank Corporation’s Annual Report on Form 10-K for the year ended December 31, 2012 to be filed with the SEC. The Audit and Risk Committee also selected the independent registered public accounting firm.

This report was adopted on February 19, 2013 by the Audit and Risk Committee of the Board of Directors:

C. Angela Bontempo, Chair

Patrick W.E. Hodgson

Richard G. King

Herbert L. Washington

In accordance with and to the extent permitted by applicable law or regulation, the information contained in the Report of the Audit and Risk Committee of M&T Bank Corporation shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act and shall not be deemed to be “soliciting material” or to be “filed” with the SEC under the Securities Act or the Exchange Act.

Nomination, Compensation and Governance Committee. The Nomination, Compensation and Governance Committee is responsible for, among other things, evaluating the efforts of M&T Bank Corporation and of the Board of Directors to maintain effective corporate governance practices and identifying candidates for election to the Board of Directors. The Nomination, Compensation and Governance Committee will consider candidates suggested by shareholders. Nominations from shareholders, properly submitted in writing to M&T Bank Corporation’s Corporate Secretary at One M&T Plaza, Buffalo, New York 14203, and received no later than 120 days prior to the anniversary of the date on which M&T Bank Corporation first mailed its proxy materials for the preceding year’s Annual Meeting of

Shareholders, will be referred to the Nomination, Compensation and Governance Committee for consideration. For next year’s Annual Meeting of Shareholders, M&T Bank Corporation must receive these nominations on or before November 7, 2013.

In considering nominees for director, including those recommended by shareholders, the Nomination, Compensation and Governance Committee reviews the qualifications and independence of the potential nominee in light of the current members of the Board of Directors and its various committees as well as the composition of the Board of Directors as a whole. This assessment includes the potential nominee’s qualification as independent, as well as consideration of diversity, age, skills, experience, tenure, contribution and appropriate geographic balance in the context of the needs of the Board of Directors and its committees.

The current Board of Directors of M&T Bank Corporation is comprised of persons who were identified as being qualified director candidates by management and the Board of Directors. The Nomination, Compensation and Governance Committee considers nominees for director that are recommended by various persons or entities, including, but not limited to, non-management directors, the chief executive officer and other executive officers of M&T Bank Corporation, and shareholders. In addition, the Nomination, Compensation and Governance Committee takes into account any contractual rights that persons or entities have with respect to nominees for director. In evaluating all nominees for director, including those recommended by shareholders, the Nomination, Compensation and Governance Committee considers whether each nominee has all the requisite experience, attributes and qualifications for board membership and not just certain specific qualities or skills.

The Nomination, Compensation and Governance Committee also is responsible for administering M&T Bank Corporation’s equity compensation plans, and awarding new grants thereunder, for administering the Annual Executive Incentive Plan, the 2008 Directors’ Stock Plan, the Employee Stock Purchase Plan, for making such determinations and recommendations as the Nomination, Compensation and Governance Committee deems necessary or appropriate regarding the remuneration and benefits of employees of M&T Bank Corporation and its subsidiaries, for reviewing with management the Compensation Discussion and Analysis and providing a report recommending to the Board of Directors whether the Compensation Discussion and Analysis should be included in the Proxy Statement and, in addition, for fulfilling its obligations under the TARP Compensation Standards. The Nomination, Compensation and Governance Committee met nine times during 2012.

The Nomination, Compensation and Governance Committee operates pursuant to a written charter setting out the functions and responsibilities of this committee that was last amended on November 20, 2012. A copy of the Nomination, Compensation and Governance Committee Charter can be accessed on the Investor Relations section of M&T Bank Corporation’s website at ir.mandtbank.com/corpgov.cfm.

Board Diversity. M&T Bank Corporation strives to foster an inclusive workplace environment which respects and values individual differences. Further, the organization believes that diversity of its employees enhances the organization’s ability to innovate, and therefore to maintain a competitive advantage. M&T Bank Corporation values diversity among its board members for these same reasons. The Corporate Governance Standards provide that in discharging its duties of reviewing the qualifications of director nominees, the Nomination, Compensation and Governance Committee shall consider, among other factors, diversity, age, skills and experience in the context of the needs of the Board of Directors.

In light of this guideline, the Nomination, Compensation and Governance Committee endeavors to appoint a slate of nominees that represents diversity with respect to educational background, business experience, skills, geographic representation and community involvement, as well as gender, race and national origin. The Nomination, Compensation and Governance Committee does not assign specific weights to any particular criteria, however, and its goal is to identify nominees that considered as a group will possess the talents and characteristics necessary for the Board of Directors to fulfill its responsibilities.

Nomination, Compensation and Governance Committee Interlocks and Insider Participation. Messrs. Baird (Chairman), Brady and Geisel served as members of the Nomination, Compensation and Governance Committee throughout 2012, and all of them are currently serving as such.

The Board of Directors has determined that the members of the Nomination, Compensation and Governance Committee have no financial or personal relationships with M&T Bank Corporation requiring disclosure pursuant to SEC rule (other than director compensation, equity ownership and transactions made in the ordinary course of business with its banking and other operating subsidiaries as described in this Proxy Statement) and meet the NYSE standard for independence.

Executive Committee. The Board of Directors has empowered its Executive Committee to act when the Board of Directors is not in session, during which time the Executive Committee possesses all of the board’s powers in the management of the business and affairs of M&T Bank Corporation except as otherwise limited by law. The Executive Committee met three times during 2012. Messrs. Wilmers (Chairman), Baird, and Hodgson served as members of the Executive Committee throughout 2012.

The Executive Committee operates under a written charter setting out the functions and responsibilities of this committee, a copy of which is available on M&T Bank Corporation’s website at ir.mandtbank.com/ corpgov.cfm.

CODES OF ETHICS

M&T Bank Corporation has historically provided all of its new employees with a copy of an employee handbook that has included a Code of Business Conduct and Ethics. In addition, M&T Bank Corporation has required new employees to certify that they are responsible for reading and familiarizing themselves with the employee handbook and its contents, including the Code of Business Conduct and Ethics, and adhering to such policies and procedures.

M&T Bank Corporation’s Code of Business Conduct and Ethics applies to its directors, officers, employees, as well as its agents and representatives, including consultants. The Code of Business Conduct and Ethics requires that individuals avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the best interests of M&T Bank Corporation. In addition, the Code of Business Conduct and Ethics encourages individuals to report any illegal or unethical behavior that they observe. The Code of Business Conduct and Ethics is a guide to help ensure that all such individuals live up to the highest ethical standards.

M&T Bank Corporation also has a Code of Ethics for CEO and Senior Financial Officers that applies to the chief executive officer, the chief financial officer, the controller and all other senior financial officers designated by the chief financial officer from time to time. This code of ethics supplements the Code of Business Conduct and Ethics and is intended to promote honest and ethical conduct, full and accurate reporting and compliance with laws as well as other matters.

Copies of the Code of Business Conduct and Ethics and the Code of Ethics for CEO and Senior Financial Officers are available on M&T Bank Corporation’s website at ir.mandtbank.com/corpgov.cfm.

As is permitted by SEC rules, M&T Bank Corporation intends to post on its website any amendment to or waiver from any provision in the Code of Ethics for CEO and Senior Financial Officers that applies to the chief executive officer, the chief financial officer, the controller, or persons performing similar functions, and that relates to any element of the standards enumerated in the rules of the SEC.

AVAILABILITY OF CORPORATE GOVERNANCE STANDARDS

In addition to being available on M&T Bank Corporation’s website at ir.mandtbank.com/ corpgov.cfm, copies of M&T Bank Corporation’s Corporate Governance Standards, and the charters for the Audit and Risk Committee, the Nomination, Compensation and Governance Committee and the Executive Committee, and the Code of Business Conduct and Ethics and the Code of Ethics for CEO and Senior Financial Officers are available in print to any shareholder who requests such information. To make a request, shareholders may either mail their request to M&T Bank Corporation, Attention: Shareholder Relations, One M&T Plaza, Buffalo, New York 14203, or send such request to Shareholder Relations via electronic mail at ir@mtb.com.

SOLICITATION COSTS

The cost of soliciting proxies in the accompanying form will be borne by M&T Bank Corporation. The solicitation is being made by mail, and may also be made by telephone or in person using the services of a number of regular employees of M&T Bank Corporation and its subsidiary banks at nominal cost. Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by M&T Bank Corporation for expenses incurred in sending proxy materials to beneficial owners of the Common Stock.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders may communicate with the Board of Directors or individual directors by submitting their written correspondence to M&T Bank Corporation’s Corporate Secretary, One M&T Plaza, Buffalo, New York 14203. The Corporate Secretary may facilitate such direct communications with the Board of Directors or individual directors by reviewing, sorting and summarizing such communications.

SHAREHOLDER PROPOSALS

Under M&T Bank Corporation’s Amended and Restated Bylaws, no business may be brought before an annual meeting of shareholders unless it is specified in the notice of the meeting or is otherwise brought before the meeting by the Board of Directors or by a shareholder entitled to vote who has delivered notice to M&T Bank Corporation (containing information specified in the Amended and Restated Bylaws) not less than 120 days prior to the anniversary of the date on which M&T Bank Corporation first mailed its proxy materials for the preceding year’s annual meeting of shareholders. These requirements are separate from and in addition to the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in M&T Bank Corporation’s

Proxy Statement. A shareholder wishing to submit a proposal for consideration at the 2013 Annual Meeting of Shareholders, either under SEC Rule 14a-8 or otherwise, should do so no later than November 7, 2013.

NOTICE PURSUANT TO SECTION 726(d) OF THE NEW YORK BUSINESS CORPORATION LAW

On December 31, 2012, M&T Bank Corporation renewed its policy of directors’ and officers’ liability insurance for a one-year term at a cost of $1,278,000 in premiums, including fees. The policy is carried with HCC Global Financial Products and covers all directors and officers of M&T Bank Corporation and its subsidiaries.

OTHER MATTERS

The Board of Directors of M&T Bank Corporation is not aware of any matters not referred to in the enclosed proxy that will be presented for action at the 2013 Annual Meeting of Shareholders. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed Proxy Statement to vote the shares represented thereby in accordance with their best judgment.

March 6, 2013

APPENDIX A

M&T BANK CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

PLAN DOCUMENT

(February 1, 2013)

M&T BANK CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

1. Definitions. Except where the context otherwise indicates, the following definitions apply:

Account – a bookkeeping account established and maintained by the Administrator in the name of each Participant. Account does not include a Brokerage Account.

Administrator – the Nomination and Compensation Committee of the Board. Any reference to the Administrator includes a person appointed by the Administrator under Section 3.3 for purposes of the reference.

Affiliate – a parent or subsidiary corporation of the Corporation, as defined in Code Sections 424(e) and (f) (but substituting “the Corporation” for “employer corporation”), including parents or subsidiaries of the Corporation that become such after adoption of the Plan.

Board – the Board of Directors of the Corporation.

Brokerage Account – an account established and maintained by a broker-dealer or financial institution in the name of each Participant to which is transferred Shares purchased hereunder on behalf of such Participant. The Administrator may transfer cash to a Participant’s Brokerage Account if a cash refund is owed to the Participant under the Plan.

Business Day – any day other than a Saturday, Sunday or legal holiday in New York, New York, except as otherwise determined by the Administrator.

Code – the Internal Revenue Code.

Common Stock – the common stock, par value $.50 per share, of the Corporation.

Compensation – the sum of the following amounts paid to an Employee by the Corporation and its Designated Affiliates during the Plan Year: (a) the Employee’s base salary for the Plan Year, and (b) if the Employee’s sales commissions for the calendar year within which the Plan Year begins are expected to exceed 50% of his total salary from the Corporation and its Designated Affiliates for the calendar year, 75% of the Employee’s sales commissions for the Plan Year. All forms of compensation paid in addition to base salary, (including, but not limited to, bonuses, overtime, commissions, and incentives), other than the commissions described in (b) above, are excluded from Compensation.

Corporation – M&T Bank Corporation, and any successor thereto.

Designated Affiliate – any Affiliate that has been designated by the Board or the Administrator as eligible to participate in the Plan.

Employee – a common law employee of the Corporation or a Designated Affiliate, excluding an individual who:

(a) is an officer of the Corporation or a Designated Affiliate at the Administrative Vice President level or any higher level. However, this exclusion does not apply unless and until the individual is a “highly compensated employee” of the Corporation or a Designated Affiliate, as determined for purposes of the M&T Bank Corporation Retirement Savings Plan; or

(b) is under age 18, or is classified by the Corporation or a Designated Affiliate as a “fixed-term” employee who (i) has been employed by the Corporation and its Designated Affiliates less than two years or (ii) customarily works 20 hours or less per week or not more than five months in any calendar year.

The status of an individual as an Employee is not affected by a leave of absence from employment with the Corporation or a Designated Affiliate, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract, policy or statute.

Enrollment Form – the form prescribed by the Administrator that is completed and executed by an Employee to participate in the Plan, and that is filed with the Administrator.

Exercise Date – January 31 of each Plan Year, or such other date as may be specified by the Administrator. If an Exercise Date is not a Business Day, then the Exercise Date is the next following Business Day.

Fair Market Value – unless otherwise determined by the Administrator, an amount equal to the regular closing price (not taking into account extended trading sessions) for a Share on a given date on the New York Stock Exchange, as reported by the New York Stock Exchange, or, if such price quotations of the Common Stock are not then reported, then the fair market value of a Share, as determined by the Administrator, using a reasonable method adopted in good faith for such purpose.

Notice – a notice provided by an Employee to the Administrator in such form as may be specified by the Administrator.

Offering Date – February 1 and August 1 of each Plan Year, or such other date as may be specified by the Administrator. If an Offering Date is not a Business Day, then the Offering Date is the next following Business Day.

Option – an option granted under Section 8.

Option Period – the period beginning on an Offering Date and ending on the next following Exercise Date. For example, assuming the Administrator does not specify an Exercise Date other than January 31 and/or Offering Dates other than February 1 and August 1, each Plan Year would contain two Option Periods, the first one running from February 1 through January 31, and a second one running from August 1 through January 31.

Option Price – the purchase price of a share of Common Stock as provided in Section 9.

Participant – any Employee who is eligible to participate in the Plan under Section 5, and elects for an Option Period to participate in this Plan.

Plan – the M&T Bank Corporation Employee Stock Purchase Plan, as set forth herein, as amended.

Plan Year – February 1 – January 31. If the Administrator specifies an Exercise Date other than January 31, then the Plan Year will become the 12 month period ending on the new Exercise Date.

Share – a share of Common Stock.

2. Purpose

The purpose of this Plan is to provide Employees of the Corporation and its Designated Affiliates with an opportunity to purchase shares of Common Stock of the Corporation and thereby to encourage Employee participation in the ownership and economic success of the Corporation. It is the Corporation’s intention that this Plan qualify as an employee stock purchase plan under Code Section 423 and be construed in a manner consistent with the requirements thereof.

3. Administration of Plan

3.1. The Administrator will administer the Plan, and have discretionary authority and full power to:

(a) Construe and interpret the Plan and any Enrollment Form or Notice;

(b) Adopt rules not inconsistent with the Plan or Code Section 423 relating to the administration of the Plan, including but not limited to, (i) determining the time and manner in which to refund amounts credited to a Participant’s Account upon such Participant’s withdrawal from, or termination of eligibility to participate in, the Plan, (ii) specifying Offering Dates and Exercise Dates, (iii) specifying the duration of any Option Period (not to exceed one year), and (iv) specifying Option Prices; and

(c) Make all other determinations necessary or advisable for the administration of the Plan.

3.2. The interpretations, determinations and decisions of the Administrator under the Plan will be final, binding and conclusive.

3.3. Notwithstanding any other provision of the Plan, the Administrator has the discretionary authority to appoint any other person or entity to manage the Plan and to delegate to them such authority with respect to the Plan as the Administrator deems advisable.

4. Effective Date; Term of Plan

4.1. The Plan is effective as of February 1, 2013. For purposes of qualifying the Plan under

Code Section 423, the Plan will be submitted to the Corporation’s stockholders for approval at the Corporation’s 2013 annual meeting of stockholders.

4.2. The Plan will terminate as provided in Sections 16 and 23. Upon any termination of the Plan, any amount credited to a Participant’s Account will be refunded, in the manner prescribed by the Administrator, to each Participant or, in cases where a refund may not be possible, otherwise disposed of as determined by the Administrator.

5. Eligibility

An Employee is eligible to participate in the Plan as of the first Offering Date occurring at least 30 days after becoming an Employee. An eligible Employee may become a Participant as of such Offering Date or as of any subsequent Offering Date by executing and filing an Enrollment Form with the Administrator by the date prescribed by the Administrator. No Employee may participate in the Plan if immediately after an Offering Date, the Employee would be deemed for purposes of Code Section 423(b)(3) to possess 5% or more of the total combined voting power or value of all classes of stock of the Corporation or any Affiliate.

6. Payroll Deductions

6.1. Payment by a Participant for Shares to be purchased under the Plan will be made by after-tax payroll deductions from the Compensation paid to the Participant on each payday during an Option Period in increments of a whole percentage, from one percent to 10 percent, in accordance with the Enrollment Form executed by the Participant. A Participant who elects payroll deductions for an Option Period may not elect payroll deductions for a subsequent Option Period in the same Plan Year, even if the Participant discontinues payroll deductions and withdraws from the Plan in accordance with Section 6.4(c) before the subsequent Option Period begins.

6.2. Payroll deductions will start on the first payday following the Offering Date for the Option Period and will end on the last payday before the Exercise Date of the Option Period.

6.3. All amounts deducted from a Participant’s Compensation will be credited to the Participant’s Account. A Participant may not make any payments or contributions to his Account other than payroll deductions under this Section 6.

6.4. A Participant may change his payroll deductions during an Option Period as follows:

(a) A Participant may not increase the percentage of his payroll deductions during an Option Period.

(b) A Participant may decrease the percentage of his payroll deductions to any whole percentage greater than zero one time during any Option Period, by giving Notice to the Administrator by the date prescribed by the Administrator.

(c) A Participant may discontinue payroll deductions at any time during an Option Period, effective for the first payday that is as soon as practical after the Administrator receives the Participant’s Notice to discontinue deductions. If a Participant discontinues payroll deductions during any Option Period of a Plan Year, he will withdraw from the Plan in accordance with Section 19 for the remainder of the Plan Year.

6.5. If a Participant does not withdraw from the Plan during an Option Period, his Enrollment Form will remain in effect for the first Option Period of the next Plan Year. Alternatively, a Participant may increase or decrease the percentage of his payroll deductions for the first Option Period of the next Plan Year by executing and filing a new Enrollment Form with the Administrator by the date prescribed by the Administrator.

7. No Interest Credits

A Participant’s Account will not be credited with interest.

8. Grant of Option

On the Offering Date for each Option Period, each Participant will be granted an Option to purchase the number of whole Shares that can be purchased with the Participant’s Account balance as of the Exercise Date for the Option Period. The number of whole Shares purchased during an Option Period is determined by (a) dividing the Participant’s Account balance as of the Exercise Date by the Option Price per Share, and (b) rounding the result down to the nearest whole number.

9. Option Price

The Option Price per Share purchased by a Participant by the exercise of an Option is 90 percent of the Fair Market Value of a Share on the Exercise Date.

10. Purchase of Shares

On the Exercise Date for each Option Period, the Option granted to each Participant under Section 8 for the Option Period will be exercised automatically, and the number of whole Shares subject to the Option will be purchased by charging the Participant’s Account with the product of (a) the Option Price of such Option, and (b) the number of Shares covered by the Option as determined in accordance with Section 8. If any balance remains in the Participant’s Account after the purchase of Shares for an Option Period, the remaining balance will be refunded to the Participant, in the manner prescribed by the Administrator, as soon as practicable after the Exercise Date.

11. Limitations on Purchase

Subject to adjustment under Section 15, no Participant may purchase more than 5,000 Shares for any Option Period. No Participant may be granted an Option that gives the Participant the right to purchase Shares that exceed the limitations imposed by Code Section 423(b)(8) (relating to an annual

$25,000 per Participant limitation on purchases of Shares under the Plan).

12. Transferability of Rights

During a Participant’s lifetime, an Option granted to a Participant may be exercised only by the Participant. Neither amounts credited to a Participant’s Account nor any rights of a Participant regarding an Option may be assigned, alienated, encumbered, transferred, pledged or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any attempt by a Participant to make any such prohibited assignment, alienation, encumberment, transfer, pledge or disposition will be null and void and without effect, provided that the Administrator may treat any such attempt as a withdrawal Notice in accordance with Section 19.

13. Delivery

As promptly as practicable after each Option Period, the Corporation will arrange for the Shares purchased by each Participant for such Option Period to be delivered to the custodian of the Participant’s Brokerage Account.

14. Common Stock Subject to the Plan

14.1. Subject to adjustment under Section 15, there is hereby reserved for issuance upon exercise of Options granted under the Plan an aggregate of 2,500,000 Shares.

14.2. If an Option terminates or is cancelled for any reason without being exercised under Section 10, the unissued Shares which had been subject to such Option will continue to be reserved for issuance and will be available for the grant of additional Options and for issuance and sale under the Plan.

15. Capital Adjustments

In the event of any change or adjustment in the outstanding Shares by reason of any stock dividend, stock split (or reverse stock split), recapitalization, reclassification, reorganization, reincorporation, combination or exchange of shares, merger, consolidation, liquidation or other similar change in corporate structure or otherwise, the Administrator, in its discretion, may make or provide for a substitution for, or adjustment in, (a) the number and class of stock or other securities that may be reserved for purchase or purchased under the Plan, (b) the number of Shares covered by each Option that has not yet been exercised, (c) the maximum number of Shares that may be purchased by a Participant for any Option Period, (d) the Option Price, and (e) the aggregate number and class of Shares that may be issued and purchased under the Plan.

16. Insufficient Shares

If the aggregate funds available for the purchase of Shares on any Exercise Date would cause an issuance of Shares in excess of the number of Shares then available for issuance and sale under the Plan, then (a) the Administrator will proportionately reduce the number of Shares that would otherwise be purchased by each Participant on such Exercise Date in order to eliminate such excess, and (b) the

Plan will automatically terminate immediately after such Exercise Date. In that event, the Corporation will give notice of such reduction to each Participant affected thereby.

17. Confirmation

Each purchase of Shares under the Plan by a Participant will be confirmed by the Corporation in writing to the Participant.

18. Rights as Stockholders

Shares purchased by a Participant on any Exercise Date will, for all purposes, be deemed to have been issued, sold and transferred to the Participant as of the close of business on such Exercise Date. Prior to that time, none of the rights or privileges of a stockholder of the Corporation will exist with respect to such Shares, and the Participant will have no interest, or voting or dividend rights, in such Shares.

19. Voluntary Withdrawal from the Plan

A Participant may withdraw from participation in the Plan during an Option Period by discontinuing payroll deductions in accordance with Section 6.4(c). Upon withdrawal, (a) the entire amount of a Participant’s Account balance will be refunded to the Participant at the time and in the manner prescribed by the Administrator, but not later than the Exercise Date following the Participant’s withdrawal (or as soon as practicable thereafter), (b) the Participant’s Option for the Option Period during which the Participant filed a withdrawal Notice will automatically terminate, (c) the Participant will not purchase any Shares under Section 10 on the Exercise Date for such Option Period, (d) no further payroll deductions for the purchase of Shares will be made from the Participant’s Compensation during such Option Period, and (e) the withdrawing Participant will cease to be a Participant for any subsequent Option Period in the same Plan Year. Any Participant who withdraws from the Plan under Section 6.4(c) and this Section 19 may again become a Participant for an Option Period in a subsequent Plan Year in accordance with Section 5.

20. Sale or Withdrawal of Shares from Account

20.1. During the first two years from the Offering Date for an Option Period, a Participant may not withdraw Shares acquired on the Exercise Date for that Option Period from his Brokerage Account or transfer such Shares from his Brokerage Account to an account of the Participant maintained with a broker-dealer, financial institution or other person or entity, but he may sell or otherwise transfer title to such Shares at any time. Such sales and title transfers may be effected only by the custodian of the Participant’s Brokerage Account on the Participant’s behalf. Sales and other title transfers will be subject to any fees imposed under Section 32.

20.2. Following the completion of two years from the Offering Date for an Option Period, a Participant may withdraw Shares acquired on the Exercise Date for that Option Period from his Brokerage Account in certificated form or transfer such Shares from his Brokerage Account to an account of the Participant maintained with a broker-dealer, financial institution or other person or entity as may be permitted by the custodian of the Brokerage Account. If a Participant elects to withdraw Shares, one or more certificates for whole Shares will be issued in the name of, and delivered to, the Participant, plus cash in lieu of fractional Shares based on the Fair Market Value of a Share on the date of withdrawal. If Shares are transferred from a Participant’s Brokerage Account to a broker-dealer, financial institution or other permitted recipient, only whole Shares will be transferred and cash in lieu of any fractional Share will be paid to the Participant based on the Fair Market Value of a Share on the date of transfer. A Participant seeking to withdraw or transfer Shares from his Brokerage Account must provide instructions to the custodian thereof in such manner as prescribed by the custodian. Withdrawals and transfers are subject to any fees imposed in accordance with Section 32.

20.3. Upon termination of employment of a Participant for any reason, (a) the Administrator will cause the Participant’s Brokerage Account to continue to be maintained until the earlier of such time as the Participant sells or otherwise transfers title to all Shares in his Brokerage Account or two years after the Offering Date immediately preceding or coincident with the date on which the Participant ceases to be employed by the Corporation and its Affiliates, and (b) upon the expiration of such two-year period, the Participant may elect to continue to maintain the Brokerage Account, at the Participant’s expense, or to sell, withdraw or transfer the Shares credited thereto, as permitted by the custodian of the Brokerage Account.

21. Termination of Eligibility

21.1. Except as otherwise provided in this Section 21, if a Participant ceases to be an Employee during an Option Period, then (a) the entire amount of his Account balance will be refunded to the Participant at the time and in the manner prescribed by the Administrator, but not later than the Exercise Date following the date the Participant ceases to be an Employee (or as soon as practicable thereafter), (b) the Participant’s Option for the Option Period during which he ceases to be an Employee will automatically terminate as of the date he ceases to be an Employee, (c) the Participant will not purchase any Shares under Section 10 on the Exercise Date for such Option Period, and (d) no further payroll deductions for the purchase of Shares may be made by the Participant after he ceases to be an Employee.

21.2. If a Participant ceases to be an Employee during an Option Period by reason of death, the Participant’s beneficiary may elect either (a) to be treated as a terminated Employee under Section 21.1 and to have the entire amount of the Participant’s Account balance refunded to him, or (b) to have the entire amount of the Participant’s Account balance applied toward the purchase of Shares on the Exercise Date for the Option Period in which the Participant dies. In either event, no further payroll deductions for the purchase of Shares under Section 10 may be made on behalf of the Participant after he dies.

21.3. If a Participant ceases to be an Employee during the three-month period ending on the Exercise Date for an Option Period by reason of (i) termination of employment after attaining age 55 and with at least 10 years of service that is taken into account for vesting purposes under the M&T Bank Corporation Retirement Savings Plan, or (ii) disability under any disability plan maintained by the Corporation or a Designated Affiliate, the Participant may elect either (a) to be treated as a terminated Employee under Section 21.1 and to have the entire amount of his Account balance refunded to him, or (b) to have the entire amount of his Account balance applied toward the purchase of Shares on the Exercise Date for the Option Period during which the Participant ceases to be an Employee. In either event, no further payroll deductions for the purchase of Shares under Section 10 may be made by the Participant after he ceases to be an Employee.

21.4. If a Participant becomes excluded from the definition of Employee during an Option Period, either because the Participant was promoted to the Administrative Vice President level or higher, or because the Participant became a “highly compensated employee”, the Participant may elect either (a) to be treated as a terminated Employee under Section 21.1 and to have the entire amount of his Account balance refunded to him, or (b) to have the entire amount of his Account balance applied toward the purchase of Shares on the Exercise Date for the Option Period in which the Participant is promoted or becomes a highly compensated employee. If a Participant elects the option in clause (b), payroll deductions for the purchase of Shares under Section 10 will continue for the remainder of the Option Period in which he is promoted or becomes a highly compensated employee, and will cease upon the expiration of the Period.

22. Notices

Any Notice that a Participant provides under the Plan must be made in such form and manner as prescribed by the Administrator, and any Notice or other communications by a Participant to the Administrator under or in connection with the Plan will not be effective until received by the Administrator.

23. Termination or Amendment of Plan

23.1. The Board may amend or terminate this Plan in any respect at any time, except that after this Plan has been approved by the stockholders of the Corporation, no amendment or termination of the Plan may be made without approval of (a) the Corporation’s stockholders to the extent stockholder approval is required by applicable law or regulations or the requirements of the principal securities exchange or interdealer quotation system upon which the Common Stock then is listed or quoted, if any, and (b) each affected Participant if such amendment or termination would adversely affect his rights or obligations under any Option granted prior to the date of amendment or termination. No Options may be granted, no Shares may be issued and no payroll deductions may be made under the Plan after termination of the Plan. If the Plan terminates during an Option Period, the entire amount, if any, in the Participant’s Account will be refunded as soon as practicable and in the manner prescribed by the Administrator, to the Participant or, in the event of the Participant’s death, to the beneficiary designated by the Participant under Section 28.

23.2. Notwithstanding Section 23.1, without stockholder or Participant approval the Administrator may (a) change the duration and/or frequency of Option Periods for future offerings and (b) change the Option Price for future offerings. Any change in Option Period or Option Price will be communicated to Participants prior to the scheduled beginning of the first affected Option Period.

24. Use of Funds

All funds received by the Corporation in connection with this Plan may be used by the Corporation for any corporate purpose, and the Corporation is under no obligation to segregate such funds.

25. Legal Restrictions

25.1. The Corporation is not obligated to issue or sell Shares under the Plan (a) unless the approval of all regulatory bodies deemed necessary by the Administrator has been obtained and unless the issuance, sale and delivery of Shares under the Plan complies, to the Administrator’s complete satisfaction, with all provisions of federal, state or local law deemed applicable by the Administrator and all rules and regulations thereunder, and the requirements of any securities exchange upon which the Common Stock may then be listed or interdealer quotation system upon which the Common Stock is then quoted, or (b) if the Corporation determines that the issuance, sale or delivery of Shares under the Plan would violate any applicable law or regulation.

25.2. The Administrator may require any person acquiring Shares under the Plan to represent to, and agree with, the Corporation in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend that the Administrator deems appropriate to reflect any restrictions on transfer. All certificates for Shares issued under this Plan will be subject to such stock transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or interdealer quotation system upon which the Common Stock is then quoted, and any applicable federal or state securities laws. The Administrator may place or cause to be placed a legend or legends on any such certificates to make appropriate reference to such restrictions.

26. Governing Law

The Plan and all rights and obligations thereunder will be governed, construed, administered and enforced in accordance with the laws of the State of New York.

27. Notice of Disposition of Shares

Each Participant must agree in the form prescribed by the Administrator to promptly provide Notice to the Administrator of any disposition of Shares purchased under the Plan that occurs within two years after the Offering Date of the Option under which the Shares were purchased.

28. Designation of Beneficiary

A Participant’s Beneficiary will be the beneficiary under the M&T Bank Corporation Life Insurance Plan unless the Participant designates otherwise. To designate a different beneficiary, a Participant may file with the Administrator a written designation of beneficiary, which designation will be effective when filed with the Administrator. Such designation of beneficiary may be changed by the Participant in writing at any time.

29. Indemnification of Administrator

In addition to such other rights of indemnification as they may have as members of the Board or as the Administrator, each person serving as the Administrator (either alone or with one or more other persons) will be indemnified by the Corporation against the reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which such person may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option and against all amounts reasonably paid by such person in settlement thereof or paid by such person in satisfaction of a judgment in any such action, suit or proceeding, if such person acted in good faith and in a manner which such person believed to be in, and not opposed to, the best interests of the Corporation.

30. Reports

Individual Accounts will be maintained for all Participants. A statement of Account will be provided to each Participant as soon as possible following the end of each Option Period, which sets forth the amounts credited to the Participant’s Account during the Option Period, the Option Price for Shares purchased for the Option Period, the number of Shares purchased for the Option Period, and the Participant’s remaining Account balance after the purchase of Shares, if any, to be refunded after the Option Period.

31. Withholding

The Corporation or any Designated Affiliate may withhold from any payment made to a Participant, including any payroll or other payments not related to the Plan, amounts of withholding and other taxes due in connection with any transaction under the Plan, including any disposition of Shares acquired under the Plan. A Participant’s enrollment in the Plan by executing an Enrollment Form constitutes his consent to such withholding. At the time of a Participant’s exercise of an Option or the disposition of Shares acquired under the Plan, the Corporation may require the Participant to make other arrangements to satisfy tax withholding obligations as a condition to exercise of rights or the distribution of Shares or other amounts credited to the Participant’s Account. If so required by the Administrator, a Participant must provide Notice to the Corporation of sales and other dispositions of Shares acquired under the Plan in order to permit the Corporation to comply with tax laws and to claim any tax deductions to which the Corporation may be entitled with respect to the Plan.

32. Cost

Costs and expenses incurred in the administration of the Plan and maintenance of Accounts will be paid by the Corporation, including annual fees for maintenance of Brokerage Accounts under Sections 20.1, 20.2 and 20.3(a) (but not under Section 20.3(b)), provided that brokerage fees and commissions for the purchase of Shares upon any reinvestment of dividends and in connection with distributions will be charged to Participants’ Brokerage Accounts to the extent not paid by the Corporation. The custodian of Participants’ Brokerage Accounts may impose or charge to Participants’

Brokerage Accounts a reasonable fee for the withdrawal of Shares in the form of stock certificates, and reasonable fees for other services unrelated to the purchase of Shares under the Plan, to the extent communicated to Participants by the custodian of Participants’ Brokerage Accounts in connection with the establishment thereof. In no event will the Corporation pay any brokerage fees and commissions for the sale of Shares acquired under the Plan by a Participant.

33. Number and Gender

Where necessary or appropriate to the meaning thereof, the singular includes the plural, the plural includes the singular, the masculine includes the feminine and neuter, the feminine includes the masculine and neuter, and the neuter includes the masculine and feminine.

34. Miscellaneous

34.1. The establishment of the Plan does not confer upon any Employee any legal or equitable right against the Corporation, any Affiliate or the Administrator, except as expressly provided in the Plan.

34.2. Participation in the Plan does not give an Employee any right to be retained in the service of the Corporation or any Affiliate.

34.3. Neither the adoption of the Plan nor its submission to, or approval by, the stockholders of the Corporation will impose any limitations on the powers of the Corporation or its Affiliates to issue, grant, or assume options otherwise than under this Plan, or to adopt other stock option plans, stock purchase plans, or other plans, or to impose any requirement of stockholder approval upon the same.

PROXY M&T BANK CORPORATION

YOUR VOTE IS IMPORTANT!
PROXY VOTING INSTRUCTIONS
Shareholders of record have three ways to vote:
1. By Mail (received no later than April 15, 2013); or
2. By Telephone (using a Touch-Tone Phone); or
3. By Internet.

To Vote by Telephone:

Call 1-866-627-2470 Toll Free on a Touch-Tone Phone anytime prior to 3:00 a.m. (EDT), April 16, 2013.

To Vote by Internet:

Go to http://www.rtcoproxy.com/mtb or http://ir.mandtbank.com/proxy.cfm prior to 3:00 a.m. (EDT), April 16, 2013.

Please note that the last vote received from a shareholder, whether by telephone, by Internet or by mail, will be the vote counted.

Mark here to sign up for future electronic delivery of Annual Reports and Proxy Statements. ☐

Mark here if you plan to attend the meeting. ☐

Mark here for address change and note change below. ☐

Proxy materials are available at: http://www.rtcoproxy.com/mtb or http://ir.mandtbank.com/proxy.cfm

FOLD HERE IF YOU ARE VOTING BY MAIL

PLEASE DO NOT DETACH

☒	PLEASE MARK VOTES AS INDICATED IN THIS EXAMPLE	The Board of Directors of M&T Bank Corporation recommends a vote “FOR” the following proposals and 1 year for Proposal 4.

		For	Withhold All	For All Except			For	Against	Abstain
1.	TO ELECT 15 DIRECTORS FOR A TERM OF ONE YEAR AND UNTIL THEIR SUCCESSORS HAVE BEEN ELECTED AND QUALIFIED.	☐	☐	☐	2.	TO APPROVE THE M&T BANK CORPORATION EMPLOYEE STOCK PURCHASE PLAN.	☐	☐	☐

							For	Against	Abstain
	Nominees: (1) Brent D. Baird, (2) C. Angela Bontempo, (3) Robert T. Brady, (4) T. Jefferson Cunningham III, (5) Mark J. Czarnecki, (6) Gary N. Geisel, (7) John D. Hawke, Jr., (8) Patrick W.E. Hodgson, (9) Richard G. King, (10) Jorge G. Pereira, (11) Michael P. Pinto, (12) Melinda R. Rich, (13) Robert E. Sadler, Jr., (14) Herbert L. Washington, (15) Robert G. Wilmers				3.	TO APPROVE THE COMPENSATION OF M&T BANK CORPORATION’S NAMED EXECUTIVE OFFICERS.	☐	☐	☐
						1 Year	2 Years	3 Years	Abstain
					4.	TO RECOMMEND THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF M&T BANK CORPORATION’S NAMED EXECUTIVE OFFICERS. ☐	☐	☐	☐

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee’s(s’) name(s) or number(s) in the space provided below.					5.	TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF M&T BANK CORPORATION FOR THE YEAR ENDING DECEMBER 31, 2013.	For ☐	Against ☐	Abstain ☐
					IF PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NOT SPECIFIED, WILL BE VOTED FOR THE ABOVE PROPOSALS AND 1 YEAR FOR PROPOSAL 4.

					IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS ABOVE
Please be sure to date and sign this proxy card in the box below.		Date:
	Sign above Co-holder (if any) sign above						SHAREHOLDER CONTROL NUMBER

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS CARD.

When signing as an attorney, executor, administrator, trustee or guardian, please give full title. If a corporation or partnership, write in the full corporate or partnership name and have the President or other authorized officer sign. If shares are held jointly, each holder should sign, but only one signature is required.

PROXY

M&T BANK CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

April 16, 2013

11:00 a.m. (EDT)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Carl V. Byrne, Ryan Hill and Maureen T. Schmitt as Proxies and authorizes said Proxies, or any one of them, to represent and to vote all of the shares of common stock of M&T Bank Corporation which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on the 10th floor of One M&T Plaza in Buffalo, New York on Tuesday, April 16, 2013, at 11:00 a.m. (EDT), and any adjournments thereof (i) as designated on the items set forth on the reverse side and (ii) at the discretion of said Proxies, or any one of them, on such other matters as may properly come before the meeting.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the reverse side)

M&T BANK CORPORATION — ANNUAL MEETING, APRIL 16, 2013

YOUR VOTE IS IMPORTANT!

Proxy materials are available online at:

http://www.rtcoproxy.com/mtb

or http://ir.mandtbank.com/proxy.cfm

You can vote in one of three ways:

1.	Call Toll Free 1-866-627-2470 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at http://www.rtcoproxy.com/mtb or http://ir.mandtbank.com/proxy.cfm and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

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